Exhibit 4.15

LIBERTY BROADBAND CORPORATION

as Issuer

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of February 28, 2023

3.125% Exchangeable Senior Debentures due 2053

Page

Article I DEFINITIONS1

Section 1.01 Definitions1

Article II ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES15

Section 2.01 Title of the Securities15

Section 2.02 Amount and Denominations15

Section 2.03 Form of Debentures15

Section 2.04 Stated Maturity; Changes to Original Principal Amount or Adjusted Principal Amount16

Section 2.05 Interest17

Section 2.06 Additional Distributions19

Section 2.07 Execution, Authentication and Delivery of Debentures21

Section 2.08 Denominations21

Section 2.09 Global Debentures21

Section 2.10 Exchange and Registration of Transfer of Debentures; Restrictions on Transfer; Depositary22

Section 2.11 Mutilated, Destroyed, Lost or Stolen Debentures26

Section 2.12 Temporary Debentures27

Section 2.13 Cancellation of Debentures Paid, Etc.27

Section 2.14 CUSIP Numbers27

Section 2.15 Additional Debentures; Repurchases27

Section 2.16 Sinking Fund28

Article III SATISFACTION AND DISCHARGE28

Section 3.01 Satisfaction and Discharge28

Article IV PARTICULAR COVENANTS OF THE COMPANY28

Section 4.01 Payment of Principal, Interest and Additional Distributions28

Section 4.02 Maintenance of Office or Agency28

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office29

Section 4.04 Provisions as to Paying Agent29

Section 4.05 Existence30

Section 4.06 Rule 144A Information Requirement and Annual Reports.30

Section 4.07 Stay, Extension and Usury Laws31

Section 4.08 Compliance Certificate; Statements as to Defaults31

Section 4.09 Further Instruments and Acts31

Article V DEFAULTS AND REMEDIES31

Section 5.01 Events of Default31

Section 5.02 Acceleration33

Section 5.03 Additional Interest34

Section 5.04 Payments of Debentures on Default; Suit Therefor34

Section 5.05 Application of Monies Collected by Trustee35

Section 5.06 Proceedings by Holders36

Section 5.07 Proceedings by Trustee37

Section 5.08 Remedies Cumulative and Continuing37

Section 5.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders37

Section 5.10 Notice of Defaults37

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Section 5.11 Undertaking to Pay Costs38

Article VI CONCERNING THE TRUSTEE38

Section 6.01 Duties and Responsibilities of Trustee38

Section 6.02 Reliance on Documents, Opinions, Etc.40

Section 6.03 No Responsibility for Recitals, Etc.41

Section 6.04 Trustee, Paying Agents, Exchange Agents or Registrar May Own Debentures41

Section 6.05 Monies to Be Held in Trust41

Section 6.06 Compensation and Expenses of Trustee41

Section 6.07 Officer’s Certificate as Evidence42

Section 6.08 Conflicting Interests of Trustee42

Section 6.09 Eligibility of Trustee42

Section 6.10 Resignation or Removal of Trustee42

Section 6.11 Acceptance by Successor Trustee43

Section 6.12 Succession by Merger, Etc.44

Section 6.13 Limitation on Rights of Trustee as Creditor44

Section 6.14 Trustee’s Application for Instructions from the Company45

Article VII CONCERNING THE HOLDERS45

Section 7.01 Action by Holders45

Section 7.02 Proof of Execution by Holders45

Section 7.03 Who Are Deemed Absolute Owners45

Section 7.04 Company-Owned Debentures46

Section 7.05 Revocation of Consents; Future Holders Bound46

Article VIII SUPPLEMENTAL INDENTURES46

Section 8.01 Supplemental Indentures Without Consent of Holders46

Section 8.02 Supplemental Indentures With Consent of Holders47

Section 8.03 Effect of Supplemental Indentures48

Section 8.04 Notation on Debentures48

Section 8.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee49

Article IX CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE49

Section 9.01 Company May Consolidate, Etc. on Specified Terms49

Section 9.02 Successor Company to Be Substituted49

Section 9.03 Opinion of Counsel to Be Given to Trustee50

Section 9.04 Redomestication50

Article X IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS50

Section 10.01 Indenture and Debentures Solely Obligations of the Company50

Article XI EXCHANGE OF DEBENTURES; REDEMPTION OF DEBENTURES50

Section 11.01 Exchange of the Debentures at Option of Holders50

Section 11.02 Consideration for Exchange of Debentures52

Section 11.03 Limitation.53

Section 11.04 Valuation Period53

Section 11.05 Satisfaction of Exchange Obligation54

Section 11.06 Notification of Form of Consideration54

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Section 11.07 Exchange of Debentures54

Section 11.08 Procedures for Payment55

Section 11.09 Certain Interest and Additional Distribution Payments55

Section 11.10 Withdrawal of Notice of Exchange55

Section 11.11 Cancellation of Interest, Additional Distributions and Tax Original Issue Discount56

Section 11.12 Change in Control56

Section 11.13 Make-Whole Fundamental Change57

Section 11.14 Reference Share Adjustments58

Section 11.15 Additional Exchange Provisions59

Section 11.16 Redemption at Option of the Company61

Section 11.17 Election to Redeem; Notice to Trustee62

Section 11.18 Selection by Trustee of Debentures to be Redeemed62

Section 11.19 Notice of Redemption63

Article XII PURCHASE OF DEBENTURES64

Section 12.01 Purchase of Debentures at Option of Holders on the Purchase Date64

Section 12.02 Purchase of Debentures at Option of Holders on the Fundamental Change Repurchase Date67

Article XIII MISCELLANEOUS PROVISIONS68

Section 13.01 Special Provisions Relating to Payment in Reference Shares.68

Section 13.02 Delivery of Reference Shares.69

Section 13.03 Final Period Distribution Payment.69

Section 13.04 Certain Provisions Relating to the Delivery of Restricted Reference Shares Upon Exchange or Purchase of the Debentures; Liquidated Damages70

Section 13.05 Calculation of Tax Original Issue Discount.71

Section 13.06 Provisions Binding on Company’s Successors72

Section 13.07 Official Acts by Successor Corporation72

Section 13.08 Addresses for Notices, Etc.72

Section 13.09 Governing Law73

Section 13.10 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee73

Section 13.11 Legal Holidays73

Section 13.12 No Security Interest Created74

Section 13.13 Benefits of Indenture74

Section 13.14 Table of Contents, Headings, Etc.74

Section 13.15 Authenticating Agent74

Section 13.16 Execution in Counterparts75

Section 13.17 Severability75

Section 13.18 Waiver of Jury Trial75

Section 13.19 Force Majeure75

Section 13.20 Calculations76

EXHIBITS

Exhibit AForm of DebentureA-1

Exhibit BForm of Notice of ExchangeB-1

Exhibit CForm of Purchase NoticeC-1

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This INDENTURE, by and between Liberty Broadband Corporation, a Delaware corporation, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), is dated as of February 28, 2023.

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.125% Exchangeable Senior Debentures due 2053 (the “Debentures”), initially in an aggregate principal amount not to exceed $1,265,000,000 (subject to reopening in accordance with Section 2.15), and in order to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Debenture, the certificate of authentication to be borne by each Debenture, the Form of Notice of Exchange and the Form of Certificate of Transfer to be borne by the Debentures are to be substantially in the forms provided for herein; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, the valid, binding and legal obligations of the Company, and to constitute a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the Holders (as defined in Section 1.01) thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time (except as otherwise provided below), as follows:

Article I
DEFINITIONS

Section 1.01Definitions(a). The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. The words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation.”

“Additional Distribution” means any distribution to Holders made pursuant to Section 2.06 in respect of a Reference Share Distribution.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.03.

“Adjusted Principal Amount” means, for each $1,000 Original Principal Amount of the Debentures, $1,000 minus any and all Extraordinary Additional Distributions and any Rate Maintaining Adjustments made in respect of such Original Principal Amount pursuant to Section 2.04.

“Adjustment Event” has the meaning specified in Section 11.14.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that no Person shall be deemed to be under the control of another Person solely because they share one or more officers or common members of their respective board of managers, board of directors or other controlling governing bodies.

“Average Transaction Consideration” means, as to each Reference Share subject to a Reference Share Offer, the quotient derived by dividing (a) the aggregate amount of consideration actually distributed or paid to all holders of Reference Shares that participated in such Reference Share Offer, by (b) the total number of Reference Shares of such Reference Company outstanding immediately prior to the closing of the Reference Share Offer of the class or series entitled to participate in such Reference Share Offer (in each case, for the avoidance of doubt, giving effect to Reference Shares held by the Company and the consideration received by the Company in respect of such Reference Shares). The Company shall determine the Average Transaction Consideration based on information that is publicly available to the Company at the date of determination, which may require that the Company estimate the Average Transaction Consideration. If and to the extent the Company estimates the amount of the Average Transaction Consideration and thereafter obtains more definitive information with which to calculate such amount, the Company shall true up the amount of the Average Transaction Consideration.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors (or equivalent body) of the Company or a committee of such board (or equivalent body) duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday on which banking institutions in the State of New York are authorized or obligated by law or regulation to close.

“Change in Control” means a share exchange, consolidation, business combination, merger or similar transaction involving the Company (which, for the avoidance of doubt, may also involve one or more other Persons) as a result of which the holders of all classes of Common Equity Securities of the Company immediately prior to such transaction own, directly or indirectly, less than 50% of all classes of Common Equity Securities of the continuing or surviving company or the parent thereof immediately after such transaction.

“Change in Control Exchange Period” has the meaning set forth in Section 11.12(b).

“Change in Control Pricing Date” has the meaning set forth in Section 11.12(b).

“Change in Control Redemption” has the meaning set forth in Section 11.12(a).

“Change in Control Redemption Date” has the meaning set forth in Section 11.12(a).

“Change in Control Redemption Price” has the meaning set forth in Section 11.12(a).

“Charter” means Charter Communications, Inc., a Delaware corporation.

“CHTR Stock” means the Class A common stock of Charter, par value $0.001 per share.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” means, with respect to any publicly traded security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on such date on the principal United States national or regional securities exchange on which such security is listed or, if not so listed, on a recognized international securities exchange on which such security is listed, or, if such security is not so listed on a principal United States national or regional securities exchange or on a recognized international securities exchange, the last quoted bid price for such security in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Closing Price of a security cannot be determined by any of the foregoing methods on a particular Trading Day, the Board of Directors shall be entitled to determine the Closing Price on the basis of such information that the Board of Directors, in good faith, considers appropriate; provided, however, that if the Company expects the aggregate value of the securities distributed on the number of Reference Shares of the relevant Reference Company attributable to all of the outstanding Debentures to exceed $100,000,000, the Company instead shall cause the Closing Price to be determined by a nationally recognized investment banking or appraisal firm retained by the Company for such purpose. The Board of Directors will make an appropriate adjustment to the Closing Price to account for any dividend, distribution or other event where the “ex-dividend” date for such event occurs at any time during the applicable 30 Trading Day period.

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means capital stock of such Person that participates without preference in earnings, dividends and distributions.

“Common Equity Securities” means any securities (i) that are Common Equity and (ii) that are Marketable Securities. For greater certainty, the term “Common Equity Securities” does not mean warrants, options or other rights to purchase, or securities exchangeable or convertible into, Common Equity.

“Company” means Liberty Broadband Corporation, a Delaware corporation, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Company” shall mean such successor.

“Company Order” means a written request or order signed in the name of the Company by an Officer and delivered to the Trustee.

“Consideration Notice” has the meaning set forth in Section 11.06.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, Suite 600, New York, New York, 10005, Attn: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” means for any Reference Share attributable to a Debenture or for any other Common Equity Securities for which a Current Market Price is to be determined, the average of the daily volume weighted average prices (“VWAP”) per share of such Reference Shares or other Common Equity Securities during the applicable valuation period prescribed herein as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CHTR:US (or “[TICKER FOR THE APPLICABLE CLASS OF REFERENCE SHARES OR OTHER COMMON EQUITY SECURITIES])<equity>AQR” (or its equivalent successor if such page is not available). The VWAP for each Trading Day during the applicable valuation period shall be in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such VWAP is unavailable, the market value of one share or other unit of such Reference Shares or other Common Equity Securities on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The VWAP for each Trading Day will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. The Board of Directors will make an appropriate adjustment to the daily VWAP to account for any dividend, distribution or other event where the ex-dividend date for such event occurs at any time during an applicable valuation period. If the Reference Shares attributable to a Debenture are composed of Reference Shares of different series or classes of the same Reference Company, then references to the Current Market Price of the Reference Shares will mean the Current Market Prices of the Reference Shares of each such series or class and, where the context requires, the sum of the Current Market Prices of such Reference Shares.

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Global Debentures, or any successor entity thereto.

“Debenture” means each $1,000 Original Principal Amount of the Debentures.

“Debentures” has the meaning set forth in the first paragraph of this Indenture.

“Debenture Register” has the meaning specified in Section 2.10(a).

“Debenture Registrar” has the meaning specified in Section 2.10(a).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amount” has the meaning specified in Section 2.05(e).

“Defaulted Interest” means any interest on the Debentures which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date (other than the date of Stated Maturity).

“Defaulted Additional Distribution” means any Additional Distribution which the Company shall be required to pay, or cause to be paid, with respect to the Debentures but which shall not be punctually paid or duly provided for on the date due in accordance with Section 2.06.

“Depositary” means, with respect to the Global Debentures, the Depository Trust Company, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Effective Date” has the meaning specified in Section 11.13.

“Eligible Holder” means a holder of Restricted Reference Shares following a Registration Default that (a) prior to such Registration Default, timely completed, signed and delivered to the Company or the applicable Registering Reference Company a selling stockholder questionnaire and any other information reasonably requested by the Company or such Registering Reference Company as described in the Offering Memorandum under the caption “Description of the Debentures—Selling Stockholder Information” and (b) held Registrable Shares at the time of the Registration Default.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning specified in Section 4.02.

“Exchange Date” means, with respect to any Notice of Exchange, the date on which the Notice of Exchange and all documents, instruments and payments required to be tendered in connection with the related exchange have been received by the Exchange Agent.

“Extraordinary Additional Distribution” means any Additional Distribution other than a distribution made pursuant to Section 2.06(b), whether of cash, securities or property; provided that in the event of a Reference Share Offer, the amount of the Extraordinary Additional Distribution on each Debenture in respect of such Reference Share Offer shall equal the portion of the Average Transaction Consideration deemed to be received on the Reference Shares of the class or series subject to the Reference Share Offer attributable to one Debenture (immediately prior to giving effect to the Reference Share Proportionate Reduction relating to that Reference Share Offer) other than the portion of the Average Transaction Consideration that consists of Common Equity Securities, which themselves become part of the Reference Shares as a result of the Reference Share Offer Adjustment other than in the case of a Final Period Distribution.

“Extraordinary Distribution” means any Reference Share Distribution other than a Regular Cash Dividend.

“Extraordinary Distribution Adjustment Event” has the meaning specified in Section 11.15.

“Final Period Distribution” means, for each Debenture, (a) all Regular Cash Dividends on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, as of the Maturity of such Debenture, have not been received by the holders of such Reference Shares and (b) all Extraordinary Distributions on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the Maturity of such Debenture, have not been received by the holders of such Reference Shares, but only to the extent that the value of such Extraordinary Distributions (determined in accordance with Section 2.06(c)) does not exceed the Adjusted Principal Amount of such Debenture.

“Fiscal Year” means a fiscal year of the Company.

“Fundamental Change” means the occurrence, at any time after the original issuance of the Debentures and prior to the stated maturity, of any of the following events with respect to any Significant Reference Company:

(a)any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than such Significant Reference Company, its wholly owned subsidiaries, its and their employee benefit plans, or any Permitted Holder, publicly discloses to the Significant Reference Company (and a holder provides us with reasonable evidence of such public disclosure) that it has legally become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Equity Securities of such Significant Reference Company that is entitled to vote for members of the board of directors or equivalent governing body of such Significant Reference Company representing more than 50% of the voting power of such Significant Reference Company’s Common Equity Securities that is entitled to vote for members of the board of directors or equivalent governing body of such Significant Reference Company; provided that (x) no Person or group shall be deemed to be the beneficial owner of any Common Equity Securities of such Significant Reference Company tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or group until such tendered Common Equity Securities of such Significant Reference Company are accepted for purchase or exchange under such offer and (y) this clause (a) shall not apply to any transaction that is solely for the purpose of changing any such Significant Reference Company’s jurisdiction of organization so long as any successor Common Equity Securities of such Significant Reference Company that serves as Reference Shares attributable to the Debentures in such transaction are listed on a Permitted Exchange (to the extent predecessor Common Equity Securities of such Significant Reference Company were listed on a Permitted Exchange) and such successor Common Equity Securities of such Significant Reference Company become Reference Shares attributable to the Debentures;

(b)one of the Permitted Holders, or one or more of the Permitted Holders as a “group” (within the meaning of Section 13(d) of the Exchange Act), becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Equity Securities of a Significant Reference Company representing more than 50% of the Common Equity of such Significant Reference Company; provided that (x) no Person or group shall be deemed to be the beneficial owner of any Common Equity Securities of such Significant Reference Company tendered pursuant to a tender offer or exchange offer made by or on behalf of such person or group until such tendered Common Equity Securities of such Significant Reference Company are accepted for purchase or exchange under such offer and (y) this clause (b) shall not apply to any transaction that is solely for the purpose of changing any such Significant Reference Company’s jurisdiction of organization so long as any successor Common Equity Securities of such Significant Reference Company that serves as Reference Shares attributable to the Debentures in such transaction are listed on a Permitted Exchange (to the extent predecessor Common Equity Securities of such Significant Reference Company were listed on a Permitted Exchange) and such successor Common Equity Securities of such Significant Reference Company become Reference Shares attributable to the Debentures;

(c)the consummation of (i) any recapitalization, reclassification or change of the Common Equity Securities (other than changes resulting from a subdivision, combination or changes solely in par value or, in the case of Charter, a recapitalization or reclassification pursuant to which Charter issues non-voting Common Equity) of such Significant Reference Company as a result of which such Common Equity Securities would be converted into, or exchanged for, stock, other securities, other property or assets (other than a share exchange by such Significant Reference Company that is solely for the purpose of changing any such Significant Reference Company’s jurisdiction of organization so long as any successor Common Equity Securities of such Significant Reference Company that serves as Reference Shares attributable to the Debentures in such transaction is listed on a Permitted Exchange (to the extent predecessor Common Equity Securities of such Significant Reference Company were listed on a Permitted Exchange) and such successor Common Equity Securities of such Significant Reference Company become Reference Shares attributable to the Debentures), (ii) any share exchange, consolidation or merger involving such Significant Reference Company pursuant to which its Common Equity Securities will be converted into cash, securities or other property or assets (other than a share exchange by such Significant Reference Company that is solely for the purpose of changing any such Significant Reference Company’s jurisdiction of organization so long as any successor Common Equity Securities of such Significant Reference Company that serves as Reference Shares attributable to the Debentures in such transaction is listed on a Permitted Exchange (to the extent predecessor Common Equity Securities of such Significant Reference Company were listed on a Permitted Exchange) and such successor Common Equity Securities of such Significant Reference Company become Reference Shares attributable to the Debentures) or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of such Significant Reference Company and its Subsidiaries, taken as a whole, to any Person other than to one of such Significant Reference Company’s wholly owned Subsidiaries; provided, however, that a transaction described in clause (i), (ii) or (iii) in which the holders of all classes of such Significant Reference Company’s Common Equity Securities immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity Securities of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (c);

(d)other than a transaction described in clause (c)(iii) above, such Significant Reference Company’s stockholders approve any plan or proposal for the liquidation or dissolution of such Significant Reference Company; or

(e)the Reference Shares of such Significant Reference Company cease to be listed or quoted on any of the New York Stock Exchange (or its successor), the Nasdaq Global Select Market (or its successor), the Nasdaq Global Market (or its successor) or any other U.S. national securities exchange (any such exchange, a “Permitted Exchange”).

A transaction or transactions described in clause (c) above will not constitute a Fundamental Change or a Make-Whole Fundamental Change, however, if at least 90% of the consideration received or to be received by the holders of such Significant Reference Company’s Common Equity Securities that are listed on a Permitted Exchange, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity Securities that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such shares of Common Equity Securities become Reference Shares attributable to the Debentures; provided, that if a transaction or transactions described in clause (c) above involves the Company, the Reference Shares of the Significant Reference Company beneficially owned by the Company shall be excluded in making the foregoing calculation. If a transaction or transactions described in clause (a) or (b) above would result from a transaction or transactions described in clause (c) above, then clause (c) shall apply rather than clause (a) or (b).

“Fundamental Change Notice” has the meaning specified in Section 12.02.

“Fundamental Change Repurchase Date” has the meaning specified in Section 12.02.

“Fundamental Change Repurchase Price” has the meaning specified in Section 12.02.

“Global Debenture” has the meaning specified in Section 2.09(a).

“Holder” or “holder,” as applied to any Debenture, or other similar terms (but excluding the terms “beneficial holder,” “beneficial owner” or similar terms), shall mean any Person in whose name at the time a particular Debenture is registered on the Debenture Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means the several initial purchasers named in Schedule A to the Purchase Agreement.

“interest,” as applied to any Debenture, includes Additional Interest, if any, payable on such Debenture.

“Interest Payment Date” has the meaning specified in Section 2.05(a).

“Interest Period” means each period from and including the most recent Interest Payment Date or, if no interest has been paid on the Debentures, from and including the issue date of the Debentures, to but excluding the next applicable Interest Payment Date or the date on which the principal of the Debentures shall become due and payable, whether at the Stated Maturity of the Debentures or any earlier date of repurchase.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the 15th day of the month (whether or not such day is a Business Day) in which the relevant Interest Payment Date occurs.

“Liquidated Damages” has the meaning specified in Section 13.04(b).

“Make-Whole Fundamental Change” has the meaning specified in Section 11.13.

“Make-Whole Fundamental Change Exchange Period” has the meaning specified in Section 11.13.

“Market Disruption Event” means with respect to any Reference Shares of a Reference Company or for any other Common Equity Securities for which a Current Market Price is to be determined, (a) a failure by the primary U.S. national or regional securities exchange or market on which such Reference Shares or other Common Equity Securities are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for such Reference Shares or other Common Equity Securities, for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in such Reference Shares or other Common Equity Securities or in any options, contracts or futures contracts relating to such Reference Shares or other Common Equity Securities.

“Marketable Securities” means any securities listed on a U.S. national or regional securities exchange or listed on a recognized international securities exchange or traded in the over- the-counter market and reported by OTC Markets Group Inc. or similar organization, including as Marketable Securities options, warrants and other rights to purchase, and securities exchangeable for or convertible into, Marketable Securities.

“Maturity,” with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of repurchase, notice of option to elect repayment or otherwise.

“Maturity Repayment Amount” means the Original Principal Amount or, if the Original Principal Amount of the Debentures has been reduced pursuant to Section 2.04(b), the Adjusted Principal Amount of the Debentures in effect on the date of Maturity for the principal of the Debentures.

“Notice of Exchange” means the notice of exchange given pursuant to the Exchange Agent by a Holder of its request to exchange Debentures pursuant to Section 11.07, in the form attached hereto as Exhibit B.

“Notice of Redemption” has the meaning specified in Section 11.16(c).

“Offering Memorandum” means the final offering memorandum of the Company dated February 21, 2023, relating to the offering and sale of the Debentures.

“Officer” means, with respect to the Company, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Legal Officer, the Chief Administrative Officer, the Chief Accounting Officer, the Principal Financial Officer, the Chief Corporate Development Officer, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretary.

“Officer’s Certificate” means a certificate signed by one Officer of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 13.10 if and to the extent required by the provisions of such Section.

“Original Principal Amount” means the face value of $1,000 principal amount per Debenture.

“outstanding,” when used with reference to Debentures, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

(a)Debentures theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)Debentures that have been paid pursuant to Section 2.13 or Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.11 unless proof satisfactory to the Trustee is presented that any such Debentures are held by protected purchasers in due course;

(c)Debentures that have become due and payable, whether at the Maturity thereof, any Fundamental Change Repurchase Date, or otherwise, for which the Company has deposited cash with the Trustee or paid cash to Holders, sufficient to pay all of the outstanding Debentures and all other sums due payable under this Indenture by the Company; and

(d)Debentures exchanged pursuant to Article XI.

“Parity Value,” with respect to the Debentures on any date of determination, shall equal the product of (x) the Closing Price on such date of the Reference Shares attributable to a Debenture and (y) the number of such Reference Shares attributable to a Debenture (for each such Reference Company, the “Reference Share Value”). If the Reference Shares attributable to the Debentures are composed of Reference Shares of more than one Reference Company (or of different series or classes of a Reference Company), then the Parity Value will be the sum of the Reference Share Values of the Reference Shares of each such Reference Company (or each such series or class, as applicable).

“Paying Agent” has the meaning specified in Section 4.02.

“Permitted Blackout Period” means a period in which the availability of the use of a resale registration statement filed by a Reference Company and a related Resale Prospectus with respect to Restricted Reference Shares may be suspended in accordance with the Registration Rights Agreement.

“Permitted Holder” means (a) the Company, (b) any Person that is a successor of the Company, including any Person spun or otherwise separated out of the Company (or any similar successor of any such successor), (c) John C. Malone and/or Gregory B. Maffei (acting individually or in concert), (d) the parents, spouse, siblings, descendants (including adoptees), step children, step grandchildren, nieces and nephews and their respective spouses of the Persons described in clause (c), (e) any trusts or private foundations created by or for the benefit of, or controlled by, any of the Persons described in clauses (c) and (d) or any trusts or private foundations created for the benefit of any such trust or private foundation, (f) in the event of the incompetence or death of any of the Persons described in clauses (c) and (d), such Person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees, legatees or distributees, in each case, who at any particular date shall beneficially own capital interests of the Company or any Significant Reference Company, (g) any family investment company or similar entity created by or for the benefit of any of the Persons described in clauses (c) and (d) or any other family investment company or similar entity created for the benefit of any such family investment company or similar entity or (h) any group consisting solely of Persons described in clauses (c)-(g).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for purposes of this definition, any Debenture authenticated and delivered under Section 2.11 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debenture that it replaces.

“Public Announcement Date” has the meaning specified in Section 11.12(a).

“Publicly Traded Common Equity Securities” means any Common Equity Securities that are listed on a U.S. national securities exchange.

“Purchase Date” has the meaning specified in Section 12.01(a).

“Purchase Notice” has the meaning specified in Section 12.01(a)(i).

“Put Notice” has the meaning specified in Section 12.01(e).

“Put Purchase Price” has the meaning specified in Section 12.01(a).

“Rate Maintaining Adjustment” means an adjustment made to the Adjusted Principal Amount on each Interest Payment Date following an Extraordinary Additional Distribution so that the fixed interest payment on such Interest Payment Date does not represent an amount (on an annualized basis) in excess of 3.125% of the Adjusted Principal Amount as of the immediately preceding Interest Payment Date. Such adjustment shall be effected by means of a reduction in the Adjusted Principal Amount by an amount equal to the excess of such fixed interest payment on such Interest Payment Date over the amount that is 3.125% (on an annualized basis) of the Adjusted Principal Amount of the Debentures as of the Interest Payment Date immediately preceding such Interest Payment Date.

“Redemption Date” has the meaning specified in Section 11.16(a).

“Redemption Price” means the amount due upon redemption, determined in accordance with the provisions of Section 11.12(a) or 11.16(a), as the case may be.

“Reference Company” means any Person that is the issuer of a Reference Share and initially means Charter, for so long as CHTR Stock constitutes Reference Shares.

“Reference Share” initially means one share of CHTR Stock; and after the date hereof shall mean and include, subject to Section 11.13, each share or fraction of a share or other units of Publicly Traded Common Equity Securities received by a holder of a Reference Share in respect of that Reference Share and, to the extent the Reference Share remains outstanding after any of the following events but without duplication, including the Reference Share outstanding immediately prior thereto, in each case directly or as the result of successive applications of this paragraph upon any of the following events: (i) a dividend or distribution on or in respect of a Reference Share, made in Reference Shares; (ii) the combination of a Reference Share into a smaller number of shares or other units; (iii) the subdivision of outstanding shares or other units of a Reference Share; (iv) the conversion or reclassification of Reference Shares by issuance or exchange of other Publicly Traded Common Equity Securities; (v) any Publicly Traded Common Equity Securities issued for a Reference Share in any consolidation or merger of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (referred to herein as a “Reference Company Successor”), with or into another entity (other than any Publicly Traded Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a merger or consolidation in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares); (vi) any Publicly Traded Common Equity Securities issued in exchange for a Reference Share in any statutory exchange of securities of a Reference Company or any Reference Company Successor with another corporation (other than any Publicly Traded Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a statutory exchange of securities in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the statutory exchange are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares); (vii) any Publicly Traded Common Equity Securities issued with respect to a Reference Share in connection with any liquidation, dissolution or winding up of a Reference Company or any Reference Company Successor; and (viii) any Publicly Traded Common Equity Securities received in exchange for a Reference Share as part of the Average Transaction Consideration deemed received in any Reference Share Offer.

“Reference Share Distribution” means any Regular Cash Dividend or Extraordinary Distribution on or in respect of the Reference Shares of a Reference Company, including, without limitation, payments and distributions in connection with (a) the consolidation or merger of such Reference Company or a Reference Company Successor, a statutory exchange of securities of such Reference Company or a Reference Company Successor or a liquidation or dissolution of such Reference Company or a Reference Company Successor or (b) any Reference Share Offer with respect to such Reference Shares, but shall not include any Extraordinary Distribution that consists of Publicly Traded Common Equity Securities that are to become Reference Shares.

“Reference Share Offer” means any tender offer or exchange offer made for 30% or more of the outstanding shares of a class or series of Reference Shares of a Reference Company or any consolidation, merger or statutory exchange involving a Reference Company in which an election is given to holders of Reference Shares as to the consideration to be received in the transaction.

“Reference Share Offer Adjustment” means (a) an adjustment to the Reference Shares attributable to a Debenture, of the type subject to a Reference Share Offer, to include, immediately after the closing of such Reference Share Offer (but before the proportionate reduction of such Reference Shares by the Reference Share Proportionate Reduction), the portion of the Average Transaction Consideration deemed received in such Reference Share Offer that consists of Publicly Traded Common Equity Securities, and (b) a reduction in the number of such Reference Shares that, immediately prior to such Reference Share Offer, are attributable to each Debenture by the Reference Share Proportionate Reduction.

“Reference Share Proportionate Reduction” means a proportionate reduction in the number of Reference Shares attributable to each Debenture, of the type subject to the applicable Reference Share Offer, calculated in accordance with the following formula:

R = X/N

where:

R = the fraction by which the number of Reference Shares of the class or series of Reference Shares that are the subject of the Reference Share Offer and attributable to each Debenture will be reduced;

X = the aggregate number of such Reference Shares of the class or series of Reference Shares that are surrendered and accepted in the Reference Share Offer; and

N = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer outstanding immediately prior to the closing of the Reference Share Offer.

“Reference Share Value” has the meaning set forth in the definition of Parity Value.

“Registering Reference Company” means a Reference Company that agrees, at the request of the Company, to use commercially reasonable efforts to file, and cause to be made effective, one or more resale shelf registration statements covering the resale of any shares of such Reference Company’s Common Equity that are Restricted Reference Shares.

“Registration Default” has the meaning specified in Section 13.04(b).

“Registration Rights Agreement” means a registration rights agreement between the Company and a Registering Reference Company having terms that are no less favorable to the holders of Restricted Reference Shares delivered by the Company upon exchange or purchase of Debentures than those terms of a Qualifying Registration Rights Agreement summarized in the Offering Memorandum under the caption “Description of the Debentures—Restricted Reference Shares Registration Rights.” The Registration Rights Agreement, dated as of May 18, 2016, by and among the Company, Advance/Newhouse Partnership and Charter, meets the requirements of a Qualifying Registration Rights Agreement.

“Regular Cash Dividend” means any cash dividend declared and paid by a Reference Company on its Reference Shares in accordance with such Reference Company's publicly announced regular Common Equity dividend policy.

“Regular Cash Dividend Amount” means the aggregate Regular Cash Dividends in respect of the number of Reference Shares initially attributable to $1,000 Original Principal Amount of Debentures.

“Resale Prospectus” means a final prospectus provided by a Reference Company in respect of Restricted Reference Shares, in accordance with the terms of a Registration Rights Agreement between the Company and such Reference Company, pursuant to which the holder of such shares may resell them in a secondary offer and sale that complies with Section 5 of the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee, who shall have direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Reference Shares” means Reference Shares of any Reference Company which, at the time of delivery thereof by the Company upon exchange or purchase of the Debentures, would constitute “restricted securities” (within the meaning of Rule 144 under the Securities Act) due to the Company being an Affiliate of such Reference Company at the time of such delivery (or within 90 days prior thereto).

“Restricted Reference Shares Conditions” has the meaning set forth in Section 11.05.

“Rule 144A” means Rule 144A as promulgated under the Securities Act, as such rule may be amended from time to time.

“Scheduled Trading Day” means, with respect to any security, a day that is scheduled to be a trading day on the (or, if applicable, each) principal U.S. national or regional securities exchange or market on which such security is then listed or admitted for trading. If the Reference Shares of a Reference Company are not so listed or admitted for trading, “Scheduled Trading Day” means, for purposes of the Reference Shares of such Reference Company, a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Reference Company” means a Reference Company (i) whose Reference Shares comprise more than 50% of the Exchange Value of the Debentures and (ii) of which the Company or any of its controlled affiliates are the direct or indirect ultimate “beneficial owner,” as defined in Rule

13d-3 under the Exchange Act, of Common Equity representing more than 10% of the total voting power of such Significant Reference Company, in each case immediately prior to the Effective Date of a Fundamental Change or a Make-Whole Fundamental Change. For the purposes of the foregoing, (i) “Exchange Value” means the sum of the Reference Company Values of each Reference Company and (ii) “Reference Company Value” means, for each Reference Company, the number of Reference Shares of such Reference Company attributable to a Debenture multiplied by the average of the Closing Prices of such Reference Shares over the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the transaction in question which would constitute a Fundamental Change or a Make-Whole Fundamental Change. If the Reference Shares attributable to a Debenture as of the date of determination are composed of or include Reference Shares of different classes or series of the same Reference Company, then the Reference Company Value for such Reference Company will be sum of the Reference Company Values determined for each different class or series or class of such Reference Shares.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of execution of this Indenture.

“Stated Maturity” has the meaning specified in Section 2.04(a).

“Stock Price” has the meaning specified in Section 11.13.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” has the meaning specified in Section 9.01(a).

“Tax Original Issue Discount” means the amount of ordinary interest income on a Debenture that must be accrued as original issue discount for United States Federal income tax purposes pursuant to U.S. Treasury Regulation Section 1.1275-4.

“Total Reference Share Value” has the meaning assigned to it in Section 11.01(a).

“Trading Day” means (i) where the Current Market Price of a security is to be determined, a day on which (A) there is no Market Disruption Event and (B) trading in such security generally occurs on the principal U.S. national or regional securities exchange or market on which such security is then listed or admitted for trading, provided that if such security is not so listed or admitted for trading, “Trading Day” means a Business Day and (ii) for any other purpose under this Indenture, any day on which there is trading on the principal United States national or regional securities exchange or recognized international securities exchange or in the over-the-counter market on which the applicable security is then traded.

“Trading Price” of the Debentures on any date of determination means the average of the secondary market bid quotations per Debenture obtained by the Company for $1.0 million in Original Principal Amount of Debentures (expressed as a price per $1,000 Original Principal Amount) at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include any of the Initial

Purchasers; provided that if three such bids cannot reasonably be obtained by the Company, but only two such bids are obtained, then the average of the two bids will be used; provided, further, that if two such bids cannot reasonably be obtained by the Company, but only one bid is obtained, that one bid shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 8.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, in its capacity as trustee, until a successor or assignee shall have become Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“VWAP” has the meaning set forth in the definition of Current Market Price.

Article II
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF DEBENTURES

Section 2.01Title of the Securities.

The title of the Securities of the series established hereby is the “3.125% Exchangeable Senior Debentures due 2053.”

Section 2.02Amount and Denominations.

The aggregate Original Principal Amount of the Debentures which may be authenticated and delivered under this Indenture is initially limited to $1,265,000,000 except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 2.10, Section 2.11 and Section 2.12 hereof.

Section 2.03Form of Debentures.

The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.

Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary, any regulatory body or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Debentures may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this

Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system upon which the Debentures may be listed or traded or designated for issuance or to conform to usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

A Global Debenture shall represent such Original Principal Amount of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate Original Principal Amount of outstanding Debentures from time to time endorsed thereon and that the aggregate Original Principal Amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect repurchases, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the Original Principal Amount or Adjusted Principal Amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Company or the holder of such Debenture in accordance with this Indenture. Payment of principal (including any Fundamental Change Repurchase Price), accrued and unpaid interest, any Additional Distributions and any Final Period Distribution on a Global Debenture shall be made to the holder of such Debenture on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.04Stated Maturity; Changes to Original Principal Amount or Adjusted Principal Amount.

(a)The “Stated Maturity” of the Debentures shall be March 31, 2053. On the Stated Maturity of the Debentures, an amount shall become due and payable in cash in respect of each outstanding Debenture by the Company equal to the sum of (1) the Maturity Repayment Amount of such Debenture, plus (2) any accrued and unpaid interest on such Debenture up to the Stated Maturity plus (3) subject to Section 13.03, any Final Period Distribution on such Debenture. All accrued but unpaid interest on, and any Additional Distribution payable pursuant to Section 2.06(b) with respect to, each Debenture on the Interest Payment Date that coincides with the Stated Maturity shall be paid to the Holder of such Debenture as of the close of business on the immediately preceding Interest Record Date.

(b)The principal amount of each Debenture shall initially equal the Original Principal Amount. Thereafter, the principal amount of each Debenture, as of any date of determination, shall equal the Adjusted Principal Amount. In calculating the Adjusted Principal Amount, (i) the value of any Extraordinary Additional Distribution (determined as set forth in Section 2.06(c)) shall be subtracted as of the date it is distributed to Holders, other than an Extraordinary Additional Distribution that is a Final Period Distribution, which shall be subtracted as of the relevant date on which the principal of the Debentures shall become due and payable, and (ii) the amount of each Rate Maintaining Adjustment shall be subtracted on the Interest Payment Date for the interest to which such Rate Maintaining Adjustment relates. In no event will the Adjusted Principal Amount of a Debenture be reduced to an amount that is less than $0.00. If the Adjusted Principal Amount is reduced to $0.00, (i) the Company shall no longer pay interest on the Debentures, (ii) the Company shall remain obligated to pay to Holders, as an Additional Distribution, cash in the amount of any Regular Cash Dividend paid on the Reference Shares attributable to the Debentures, (iii) the Company shall no longer pay Additional Distributions on account of any Extraordinary Distributions made on the Reference Shares attributable to the Debentures (including any Final Period Distribution attributable to an Extraordinary Distribution), and (iv) the Debentures shall become exchangeable, at the option of the Holder, in accordance with Article XI. If an Extraordinary Distribution would exceed the Adjusted Principal Amount of the Debentures, the Company shall be obligated to pay to Holders only that portion of such Extraordinary Distribution that reduces the Adjusted Principal Amount to $0.00 in accordance with the provisions of Section 2.06(a). The Company shall issue a press release upon the occurrence of a reduction to the Original Principal Amount and each reduction to the Adjusted Principal Amount, and provide it to the Depositary (with a copy to the Trustee) for dissemination through the Depositary’s broadcast facility (or other book-entry clearing house utilized by the Depositary for transfers of interests in the Global Debentures) for so long as the Debentures are in global, book-entry form.

(c)At least five Business Days prior to the Stated Maturity of the Debentures, the Company shall deliver an Officer’s Certificate to the Trustee which: (i) sets forth the dollar amount to be paid at such Stated Maturity in respect of the Adjusted Principal Amount and accrued but unpaid interest for each Debenture and for all Debentures then outstanding, (ii) sets forth, subject to Section 13.03, any Final Period Distribution payable in respect of each Debenture and for all Debentures then outstanding; (iii) sets forth a reasonably detailed calculation of such amounts; and (iv) directs the Trustee to adjust its records accordingly and to request the Depositary to adjust its records accordingly. At or prior to 10:00 a.m., New York City time, on the Stated Maturity of the Debentures, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.04(b)) an amount in cash sufficient to pay the amount due on all Debentures that are outstanding at the close of business on the date of such Stated Maturity (including the amount of any interest and Additional Distribution in respect of Regular Cash Dividends payable pursuant to Section 2.06 on the Interest Payment Date coinciding with such Stated Maturity).

(d)In the event of an acceleration of Maturity of the Debentures pursuant to Section 5.02, there shall become immediately due and payable an amount equal to the sum of (i) the Adjusted Principal Amount of the Debentures then outstanding, (ii) any accrued and unpaid interest on the Debentures, (iii) any Additional Distribution in respect of Regular Cash Dividends payable pursuant to Section 2.06(b) and (iv), subject to Section 13.03, any Final Period Distribution on the Debentures, determined as if (x) in the case of an Event of Default specified in Section 5.01(g), the date of such Event of Default were the Stated Maturity of the Debentures and (y) in the case of any other Event of Default, the date of declaration of acceleration were the Stated Maturity of the Debentures.

Section 2.05Interest.

(a)The Debentures shall bear interest from and including February 28, 2023 or from and including the most recent Interest Payment Date to which interest has been paid or provided for, payable quarterly on March 31, June 30, September 30 and December 31 of each year (each, an “Interest Payment Date”), commencing June 30, 2023, to the Persons in whose names the Debentures (or one or more Predecessor Debentures) are registered at the close of business on the Interest Record Date therefor, which shall be the 15th day of the month in which the relevant Interest Payment Date occurs. Calculations of interest on each Debenture shall be based on the Original Principal Amount, without regard to changes in the Adjusted Principal Amount; provided, however, that if the Adjusted Principal Amount is reduced to $0.00, the Company will no longer pay interest on the Debentures. Interest on the Debentures shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b)Subject to Section 2.05(a), interest on the Debentures will accrue at the rate of 3.125% of the Original Principal Amount per annum until the principal thereof is paid or made available for payment.

(c)At least five Business Days prior to each Interest Payment Date, the Company shall deliver an Officer’s Certificate to the Trustee setting forth: (i) the amount of interest per Debenture due for the Interest Period ending on such Interest Payment Date, (ii) the amount of any Additional Distribution required to be made under Section 2.06 on such Interest Payment Date, (iii) the total payment due for such Interest Period on all Debentures then outstanding and (iv) the amount of any Rate Maintaining Adjustment to be made to the Adjusted Principal Amount of each Debenture on such Interest Payment Date.

(d)Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the office of the Paying Agent. The Company shall pay interest and any Additional Distributions due on any Interest Payment Date (other than the date of Stated Maturity) (i) on any Debentures in certificated form by wire transfer of immediately available funds, or if appropriate wire transfer instructions are not received by the Trustee at least 15 calendar days prior to the applicable Interest Payment Date, by check mailed to the address of such holder as it appears in the Debenture Register as of the close of business on the Interest Record Date or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(e)Any Defaulted Interest or Defaulted Additional Distribution (each, a “Defaulted Amount”) shall forthwith cease to be payable to the Holder as of the close of business on the related record date for the missed payment of interest or Additional Distribution, and such Defaulted Amount shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)The Company may elect to make payment of any Defaulted Amount to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Amount, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Amount proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five days after the receipt by the Trustee of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amount or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amount as provided in this clause (i). Thereupon the Company shall fix a special record date for the payment of such Defaulted Amount which shall be not more than fifteen days and not less than seven days prior to the date of the proposed payment, and not less than ten days (or such shorter period permitted by the Trustee) after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee, in writing, of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amount and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Debenture Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Amount and the special record date therefor having been so mailed, such Defaulted Amount shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.05(e).

(ii)The Company may make payment of any Defaulted Interest or Defaulted Additional Distribution at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system.

Section 2.06Additional Distributions.

(a)The Company shall distribute, or cause to be distributed, as an Additional Distribution to each Holder of a Debenture, any Reference Share Distribution received by holders of Reference Shares (other than a distribution of Publicly Traded Common Equity Securities that become Reference Shares), or the cash value thereof, in accordance with this Section 2.06; provided, however, that the Company shall not make an Extraordinary Additional Distribution to the extent it would cause the Adjusted Principal Amount of the Debentures to be reduced to an amount that is less than $0.00. If an Extraordinary Distribution would exceed the Adjusted Principal Amount of the Debentures, the Company shall only pay to Holders of Debentures that portion of such Extraordinary Distribution that reduces the Adjusted Principal Amount to $0.00. The Company shall determine the amount of any Additional Distribution based on information that is publicly available to the Company, which may require the Company to estimate the amount of an Additional Distribution. If and to the extent the Company is required to estimate the amount of an Additional Distribution in order to make the payment thereof when required hereunder and thereafter the Company shall obtain more definitive information with which to calculate the actual amount of such Additional Distribution, the Company shall true up the amount of such estimated Additional Distribution and pay any shortfall to the Holders as of the applicable record date (as provided below in this Section 2.06) related to the date on which such estimated Additional Distribution was initially payable or paid, as the case may be.

(b)In the case of any Reference Share Distribution that is a Regular Cash Dividend, the Company shall pay, to the Holder of each Debenture, as an Additional Distribution, an amount that corresponds to the amount of cash received by a holder of the number of Reference Shares of the applicable Reference Company attributable to such Debenture in respect of such Regular Cash Dividend in any Interest Period. Such payment shall be made by the Company on the next Interest Payment Date to Holders as of the close of business on the Interest Record Date for such Interest Payment Date, unless the Regular Cash Dividend is paid by the applicable Reference Company to its stockholders after such Interest Record Date, in which case such Additional Distribution will be payable on the next subsequent Interest Payment Date to Holders as of the close of business on the Interest Record Date therefor.

(c)In the case of any Extraordinary Distribution:

(i)If an Extraordinary Distribution consists of cash, the Company shall pay to Holders of the Debentures, as an Additional Distribution on each Debenture, the amount of the cash distribution received by a holder of the number of Reference Shares of the relevant Reference Company attributable to a Debenture;

(ii)If an Extraordinary Distribution consists of Publicly Traded Common Equity Securities, the Company will not make an Additional Distribution to Holders of the Debentures other than in the case of a Final Period Distribution (subject to Section 13.03); provided, however, that the number of Publicly Traded Common Equity Securities (including fractions thereof) distributed to a holder of the number of Reference Shares of the relevant Reference Company attributable to a Debenture shall instead be treated as Reference Shares of the applicable Reference Company that are also attributable to that Debenture;

(iii)If an Extraordinary Distribution consists of Marketable Securities other than Common Equity Securities, including options, warrants or similar rights to acquire Reference Shares, the Company shall pay to the Holders of the Debentures, as an Additional Distribution on each Debenture, an amount in cash equal to the product of (x) the number of those securities received by a holder of the number of Reference Shares of the applicable Reference Company attributable to a Debenture and (y) the average of the Closing Prices of those securities for the 30 Trading Days commencing on the Trading Day after such Extraordinary Distribution is made by the applicable Reference Company to its stockholders;

(iv)If an Extraordinary Distribution consists of assets or property other than cash or Marketable Securities, the Company shall pay to Holders of the Debentures, as an Additional Distribution on each Debenture, an amount of cash equal to the fair market value of the assets or properties distributed to a holder of the number of Reference Shares of the relevant Reference Company attributable to such Debenture. For purposes of this Section 2.06(c)(iv), fair market value will be determined, in good faith, by the Board of Directors; provided, however, that a nationally recognized investment banking or appraisal firm retained by the Company will make a determination of such fair market value if the Company expects the aggregate fair market value of the assets or properties so distributed on the number of Reference Shares of the relevant Reference Company attributable to all of the outstanding Debentures to exceed $100,000,000. The fair market value so determined shall be set forth in a Board Resolution or, in the case of a determination by an investment banking or appraisal firm, an Officer’s Certificate. Any such determination will be conclusive absent manifest error; and

(v)Any consideration that is distributed in connection with (A) a merger, consolidation, share exchange, liquidation or dissolution involving a Reference Company or (B) a Reference Share Offer, in each case other than Publicly Traded Common Equity Securities that become Reference Shares, will be treated as an Extraordinary Distribution, and any Reference Shares surrendered in exchange for any such consideration shall cease to be Reference Shares.

Subject to Section 2.06(a), the Company shall make an Additional Distribution that is attributable to an Extraordinary Distribution, as set forth above, on the fifth Business Day after such Extraordinary Distribution is paid or made by the applicable Reference Company or successor Reference Company or, if later, the third Trading Day after the amount of such Additional Distribution is determined. The Additional Distribution will be made to Holders of the Debentures as of a special record date that will correspond to the record date set by such Reference Company (or its successor) for the distribution on its Reference Shares.

(d)At least three Business Days prior to the payment of an Extraordinary Additional Distribution by the Company pursuant to Section 2.06(c), the Company shall deliver to the Trustee (x) a Board Resolution which sets the special record date and payment date for such Extraordinary Additional Distribution and (y) an Officer’s Certificate which sets forth: (i) the dollar amount of such Extraordinary Additional Distribution to be paid on each Debenture that is outstanding as of the special record date; and (ii) the total dollar amount of such Extraordinary Additional Distribution to be paid on all Debentures that are outstanding as of such special record date. If any Extraordinary Additional Distribution relates to any assets or other property that do not constitute Marketable Securities, then at least five Business Days prior to the payment date of such Extraordinary Additional Distribution, the Company shall deliver to the Trustee: (i) a Board Resolution setting forth the fair market value of the assets or other property, unless such fair market value is determined by a nationally recognized investment banking or appraisal firm, in which case the Company shall deliver to the Trustee an Officer’s Certificate setting forth the determination of such firm. At or prior to 10:00 a.m., New York City time, on the date an Extraordinary Additional Distribution is to be made pursuant to Section 2.06(c), the Company shall deposit with the

Trustee or with a Paying Agent the amount of such Extraordinary Additional Distribution, in cash, required to be paid on such date. The Company shall issue a press release setting forth the amount per Debenture of any Additional Distribution to be made by the Company that is attributable to an Extraordinary Distribution, and shall deliver such press release to the Depositary (with a copy to the Trustee) for dissemination through the Depositary’s broadcast facility (or other book-entry clearing house utilized by the Depositary for transfers of interests in the Global Debenture) for so long as the Debentures are in global, book-entry form. Any Additional Distribution shall be paid without any interest or other payment in respect of the Regular Cash Dividend or the Extraordinary Distribution to which it relates.

Section 2.07Execution, Authentication and Delivery of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, which order shall set forth the number of separate Debenture certificates, the Original Principal Amount of each of the Debentures to be authenticated, the date on which the original issue of Debentures is to be authenticated, the registered Holder(s) of said Debentures and delivery instructions, and the Trustee in accordance with such Company Order shall authenticate and deliver such Debentures, without any further action by the Company hereunder.

Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 13.15), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Debentures shall cease to be such Officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such Officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.08Denominations. The Debentures shall be issued in denominations of $1,000 Original Principal Amount and integral multiples of $1,000 in excess thereof.

Section 2.09Global Debentures.

(a)The Debentures shall be issued in the form of one or more global Debentures (each, a “Global Debenture”). The initial Depositary for the Global Debentures shall be the Depository Trust Company, and the Depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Debentures from time to time. Debentures shall be offered and sold by the Initial Purchasers in reliance on Rule 144A to Qualified Institutional Buyers (as such term is defined in Rule 144A), and shall be issued in the form of Global Debentures in definitive fully registered form without interest coupons, substantially in the form of Exhibit A. Each Global Debenture shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Custodian for the

Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate Original Principal Amount of a Global Debenture may from time to time be decreased as a result of partial redemptions, exchanges and purchases, by adjustments made on the records of the Custodian for the Depositary or the Depositary or its nominee, as the case may be.

(b)Debentures issued in global form will be exchangeable for registered certificated Debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Debentures and the Company fails to appoint a successor Depositary, (ii) the Depositary ceases to be a clearing agency under the Exchange Act, (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Debentures in exchange for Debentures issued in global form, or (iv) there shall have occurred and be continuing an Event of Default under this Indenture with respect to the Debentures. Upon such exchange, the certificated Debentures shall be registered in the names of the beneficial owners of the Global Debentures which they have replaced; such names shall be provided to the Trustee by the relevant participants of the Depositary, as identified by the Depositary.

Section 2.10Exchange and Registration of Transfer of Debentures; Restrictions on Transfer; Depositary.

(a)The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Debenture Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of transfers or exchanges of the Debentures. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Debenture Registrar” for the purpose of registering Debentures and transfers or exchanges of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer or exchange of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.10, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate Original Principal Amount and bearing such restrictive legends as may be required by this Indenture.

Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate Original Principal Amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Debentures that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Debentures presented or surrendered for registration of transfer or exchange or for repurchase shall (if so required by the Company, the Trustee, the Debenture Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Holder for any registration of transfer or exchange of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Debentures issued upon such registration of transfer or exchange of Debentures being different from the name of the holder of the old Debentures presented or surrendered for such registration of transfer or exchange.

None of the Company, the Trustee, the Debenture Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Debentures surrendered for exchange pursuant to Article XI or, if a portion of any Debenture is so surrendered, such portion thereof surrendered for such exchange or (ii) any Debentures, or a portion of any Debenture, surrendered for repurchase (and not withdrawn) in accordance with Article XII hereof.

All Debentures issued upon any registration of transfer or exchange of Debentures in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

The Trustee shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any direct or indirect participant or other Person (other than the Depositary) of any notice (including any Fundamental Change Notice) or the payment of any amount under or with respect to such Debentures. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debentures shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its direct or indirect participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among direct or indirect participants in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)So long as the Debentures are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Debentures shall be represented by one or more Global Debentures in fully registered form, registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of any interest in a Global Debenture that does not involve the issuance of a definitive Debenture shall be effected through the Depositary (not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)Any certificate evidencing the Debentures (including any beneficial interest in a Global Debenture) is required under this Section 2.10 to bear the legend set forth below and shall be subject to the restrictions on transfer set forth therein and in this Section 2.10, and the holder of each Debenture, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.10 and Exhibit A, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Debenture:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THE SECURITY IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE.

No transfer of any Debenture will be registered by the Debenture Registrar unless the applicable box on the completed Certification of Transfer has been checked.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this paragraph), a Global Debenture may not be transferred in whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Each Global Debenture evidencing the Debentures (including any beneficial interest in a Global Debenture) is required to bear the legend set forth below and shall be subject to the restrictions on transfer set forth therein, and the holder of each Global Debenture, by such holder’s acceptance thereof, agrees to be bound by such restrictions on transfer:

THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY

MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF THE INDENTURE, (2) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.10 OF THE INDENTURE, (3) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (4) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT TO A CUSTODIAN OR A NOMINEE OF SUCH CUSTODIAN, BY A CUSTODIAN OR A NOMINEE OF SUCH CUSTODIAN TO A DEPOSITARY, OR BY SUCH CUSTODIAN OR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR CUSTODIAN OR A NOMINEE THEREOF. ACCORDINGLY UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d)The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debentures. Initially, the Global Debentures shall be issued to the Depositary, registered in the name of The Depository Trust Company or its nominee, and initially deposited with the Trustee as Custodian for the Depositary.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as Depositary for the Global Debentures and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days or (iii) an Event of Default in respect of the Debentures has occurred and is continuing and the Debenture Registrar has received a request from a direct or indirect participant in the Depositary that is an owner of a beneficial interest in a Global Debenture, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Debentures, will authenticate and deliver, Debentures in definitive registered form to each direct or indirect participant in the Depositary that is an owner of a beneficial interest in a Global Debenture in an aggregate Original Principal Amount equal to the Original Principal Amount of such Global Debenture, in exchange for such Global Debenture, and upon delivery of the Global Debenture to the Trustee such Global Debenture shall be canceled.

Definitive Debentures issued in exchange for the Global Debentures pursuant to this Section 2.10 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise in accordance with the rules of the Depositary, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Debentures to the Persons in whose names such definitive Debentures are so registered.

At such time as all interests in a Global Debenture have been exchanged, canceled, repurchased or transferred, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with its standing procedures. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Debentures, exchanged, canceled, repurchased or transferred to a transferee who receives definitive Debentures therefor or any definitive Debenture is exchanged or transferred for part of such Global Debenture, the Original Principal Amount of such Global Debenture shall be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or its direct or indirect participants relating to, or payments made on account of, beneficial ownership interests in a Global Debenture registered in the name of the Depositary or its nominee, or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.11Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless from any loss, liability, cost or expense caused by or incurred in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Debenture, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture that has become or is about to become due and payable shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Debenture, pay such Debenture (without surrender thereof except in the case of a mutilated Debenture), if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless for any loss, liability, cost or expense caused by or incurred in connection with such substitution, including without limitation if a Debenture is replaced and subsequently presented or claimed for payment and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent, evidence of their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every substitute Debenture issued pursuant to the provisions of this Section 2.11 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of, and subject to all the limitations set forth in, this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.12Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

Section 2.13Cancellation of Debentures Paid, Etc.. All Debentures surrendered for the purpose of payment, repurchase, registration of transfer or exchange, shall, if surrendered to the Company or any Paying Agent or any Debenture Registrar or any Exchange Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by the provisions of this Indenture. The Trustee shall dispose of canceled Debentures in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Debentures, such acquisition shall not operate as satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

Section 2.14CUSIP Numbers. The Company in issuing the Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to them; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or on such notice and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.15Additional Debentures; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.02, reopen this Indenture and increase the aggregate Original Principal Amount of the Debentures by issuing additional Debentures in the future pursuant to this Indenture with the same terms and with the same CUSIP number as the Debentures initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Debentures initially issued hereunder, provided that any such additional Debentures that are not fungible with the original Debentures for U.S. federal income tax or securities law purposes will be identified by a separate CUSIP number or by no CUSIP number. Prior to the issuance of any such additional

Debentures, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.10, as the Trustee shall reasonably request. The Company and its Affiliates may, to the extent permitted by law, directly or indirectly (regardless of whether such Debentures are surrendered to the Company or its Affiliates), repurchase Debentures in the open market or otherwise, whether through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders.

Section 2.16Sinking Fund. The Debentures shall not be subject to any sinking fund or similar provision.

Article III
SATISFACTION AND DISCHARGE

Section 3.01Satisfaction and Discharge. This Indenture shall, upon request of the Company contained in an Officer’s Certificate, cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments, prepared by the Company, acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Debentures theretofore authenticated and delivered (other than (x) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11 and (y) Debentures for whose payment money has theretofore been irrevocably deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Debentures have become due and payable, whether at Stated Maturity, upon repurchase or redemption by the Company or otherwise, or after all outstanding Debentures have been presented by the Holders thereof for exchange in accordance with the provisions of Article XI hereof, cash and/or Reference Shares, as applicable, sufficient to pay all of the outstanding Debentures or to deliver amounts due upon exchange of all outstanding Debentures and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 shall survive.

Article IV
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01Payment of Principal, Interest and Additional Distributions. The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Repurchase Price), accrued and unpaid interest on, and Additional Distributions with respect to, if any, each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of accrued and unpaid interest and Additional Distributions, if any, on the Debentures due may be paid by mailing checks for the amount payable to Holders entitled thereto to the respective addresses of the Holders as reflected in the Debenture Register; provided that payment of accrued and unpaid interest and Additional Distributions, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Section 4.02Maintenance of Office or Agency. The Company will maintain an office or agency where the Debentures in certificated form may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”). Except for the surrender or presentation of Debentures in certificated form, the Corporate Trust Office initially will be the office where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Trustee shall notify the Company and the Holders of any change in the location of the Corporate Trust Office.

The Company may also from time to time designate co-registrars, co-paying agents and co-exchange agents and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission. The terms “Debenture Registrar”, “Paying Agent” and “Exchange Agent” include any such agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Debenture Registrar, Custodian and Exchange Agent and The City of New York is designated as a Place of Payment for the Debentures.

Section 4.03Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04Provisions as to Paying Agent. The Company shall, on or before each due date of the principal of (including the Fundamental Change Repurchase Price), accrued and unpaid interest on, or Additional Distributions, if any, with respect to the Debentures, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price), accrued and unpaid interest on, or Additional Distributions, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest on, and Additional Distributions, if any, with respect to the Debentures in trust for the benefit of the Holders;

(ii)that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, and Additional Distributions, if any, with respect to the Debentures when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of (including the Fundamental Change Repurchase Price), accrued and unpaid interest on and Additional Distributions, if any, with respect to the Debentures, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price), accrued and unpaid interest and Additional Distributions, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of (including the Fundamental Change

Repurchase Price), accrued and unpaid interest on and Additional Distributions, if any, with respect to the Debentures when the same shall become due and payable.

(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the terms herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (including the Fundamental Change Repurchase Price), accrued and unpaid interest on, and Additional Distributions, if any, with respect to any Debenture and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price), interest or Additional Distributions, if any, has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or if then held by the Company, shall be discharged from such trust; and the holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.05Existence. Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence; provided that the Company may utilize any conversion procedures provided for under the laws of the jurisdiction of its organization or any laws of the United States of America, any state or territory thereof or the District of Columbia to convert from one legal form or jurisdiction to another legal form or another jurisdiction under the laws of the jurisdiction of its organization or the laws of the United States of America, any state or territory thereof or the District of Columbia, subject to the condition that the Company must comply with Article IX to the extent applicable (and any such conversion shall be deemed permitted by this Section 4.05).

Section 4.06Rule 144A Information Requirement and Annual Reports.

(a)At any time the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act, the Company shall, upon written request, furnish to any holder, beneficial owner or prospective purchaser of the Debentures, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Debentures pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any such beneficial owner may reasonably request to the extent required from time to time to enable such beneficial holder to sell such Debentures in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b)The Company shall furnish to the Trustee within 15 days after the same is required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the

Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database system shall be deemed furnished to the Trustee for purposes of this Section 4.06(b) at the time of such filing through the EDGAR database system.

(c)Delivery of the reports, information and documents described in clauses (a) and (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

Section 4.07Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, interest on, or Additional Distributions, if any, with respect to the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year (beginning with the Fiscal Year ending on December 31, 2023) an Officer’s Certificate stating whether or not each Officer executing the same has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed by the Company under this Indenture and, if so, specifying each such failure and the nature thereof.

Section 4.09Further Instruments and Acts. Upon reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Indenture.

Article V
DEFAULTS AND REMEDIES

Section 5.01Events of Default. Each of the following shall be an “Event of Default”:

(a)the Company defaults in the payment of any interest or Additional Distributions on any Debentures when the same become due and payable, and continuance of such default for a period of 30 days;

(b)the Company defaults in the payment of principal at Maturity of the Debentures, whether at Stated Maturity or on any earlier date of repurchase or redemption, or the Company Defaults in the payment of any Final Period Distribution due thereafter;

(c)the Company defaults in its obligations to deliver the requisite consideration due upon exchange of the Debentures in accordance with Article XI, including amounts due in accordance with Section 11.12(b) or Section 11.13, and such failure continues for three Business Days;

(d)the Company defaults in the performance of any covenant or agreement in this Indenture or the Debentures (other than a covenant or agreement a default in the performance of which is specifically addressed in clauses (a) - (c), inclusive, of this Section 5.01), and continuance of such default for a period of 60 days after written notice (specifying the default or breach and requiring it to be remedied, and stating that such notice is a “Notice of Default”) has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate Original Principal Amount of the outstanding Debentures;

(e)a default or defaults under any bonds, notes, debentures or other evidences of indebtedness (other than the Debentures) by the Company or any Subsidiary of the Company that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $100,000,000 shall occur, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $100,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and (i) the acceleration shall not be rescinded or annulled, (ii) such indebtedness shall not have been paid or (iii) the Company shall not have contested such acceleration in good faith by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences that would have a material adverse effect on the Company, in each case within a period of 30 days after written notice (specifying the default or defaults and requiring that they be remedied and stating that the notice is a “Notice of Default”) has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate Original Principal Amount of the outstanding Debentures; provided, however, that if after the expiration of such 30-day period, such default or defaults shall be remedied or cured by the Company or be waived by the holders of such indebtedness in any manner authorized by such bonds, notes, debentures or other evidences of indebtedness, then the Event of Default with respect to the Debentures by reason thereof shall, without further action by the Company, the Trustee or any holder of the Debentures, be deemed cured and not continuing;

(f)the entry against the Company or any Subsidiary of the Company that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $100,000,000 (net of amounts covered by insurance or bonded), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(g)the Company or any Subsidiary of the Company that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(A)commences a voluntary case,

(B)consents to the entry of an order for relief against it in an involuntary case,

(C)consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)makes a general assignment for the benefit of its creditors, or

(E)admits, in writing, its inability generally to pay its debts as they become due; or

(ii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)is for relief against the Company or any Subsidiary of the Company that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) in an involuntary case;

(B)appoints a Custodian of the Company or any Subsidiary of the Company that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company or any Subsidiary of the Company that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); or

(C)orders the liquidation of the Company or any Subsidiary of the Company that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 5.02Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(g) with respect to the Company), unless the principal of all of the Debentures shall have already become due and payable (or waived), either the Trustee or the holders of at least 25% in aggregate Original Principal Amount of the Debentures then outstanding, determined in accordance with Section 7.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the Adjusted Principal Amount of, accrued and unpaid interest (including Additional Interest) on, and any unpaid Additional Distributions with respect to, all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Indenture or in the Debentures to the contrary. If an Event of Default specified in Section 5.01(g) with respect to the Company occurs, the Adjusted Principal Amount of all the Debentures, any accrued and unpaid interest (including Additional Interest) thereon and any unpaid Additional Distributions with respect to the Debentures shall be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder. Upon any such acceleration of the principal of the Debentures, the amount payable for each Debenture shall be determined in the same manner as the amount payable at Stated Maturity, in accordance with Section 2.04.

The provisions of this Section 5.02 are subject to the condition that if, at any time after the principal of, any unpaid interest on and any unpaid Additional Distributions with respect to the Debentures shall have been so declared due and payable or become automatically due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all installments of accrued and unpaid interest (including Additional Interest) and of any unpaid Additional Distributions then due on all Debentures and any Adjusted Principal Amount of the Debentures that shall have become due otherwise than by acceleration, as well as amounts due to the Trustee pursuant to

Section 6.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Default under this Indenture, other than the nonpayment of principal of, accrued and unpaid interest (including Additional Interest) on, and any unpaid Additional Distributions that shall have become due solely by reason of such acceleration, shall have been cured or waived pursuant to Section 5.09, then, and in every such case, the holders of not less than a majority in aggregate Original Principal Amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Debentures and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 5.03Additional Interest. Notwithstanding anything in this Indenture or in the Debentures to the contrary, if the Company so elects, the sole remedy of Holders for an Event of Default relating to the Company’s obligations under Section 4.06 shall, for the first 365 days after the occurrence of such an Event of Default, which will be the 60th day after written notice is provided to the Company in accordance with clause (d) of Section 5.01, and for so long as such Event of Default is continuing during such 365 day period, consist exclusively of the right to receive Additional Interest on the Debentures at an annual rate equal to (x) 0.25% of the outstanding Adjusted Principal Amount of the Debentures for the first 180 days (including the 180th day) an Event of Default is continuing in such 365-day period and (y) 0.50% of the outstanding Adjusted Principal Amount of the Debentures for the remaining 180 days an Event of Default is continuing in such 365-day period. Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Debentures. The Company may elect to pay Additional Interest as the sole remedy under this Section 5.03 by giving notice to the Trustee (who will notify the Holders) and the Paying Agent of such election on or before the close of business on the 5th Business Day after the date on which such Event of Default occurs. If the Company fails to timely give such notice or pay Additional Interest when due, or elects not to pay Additional Interest following an Event of Default relating to the Company’s obligation to file reports as required under Section 4.06(b), the Debentures will be immediately subject to acceleration as provided in Section 5.02. On the 366th day after such Event of Default (if such violation is not cured or waived prior to such 366th day), the Debentures will immediately be subject to acceleration as provided in Section 5.02. This Section 5.03 shall not affect the rights of the Trustee or the Holders in the event of the occurrence of any other Event of Default.

Section 5.04Payments of Debentures on Default; Suit Therefor. If an Event of Default under clause (a) or (b) of Section 5.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Debentures, determined in the same manner as the amount payable in accordance with Section 2.04(a) at Stated Maturity and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or the property of the Company, or in the event of any other judicial proceedings relative to the Company or to the creditors or property of the Company, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, accrued and unpaid interest and Additional Distributions, if any, in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 6.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including fees of agents and counsel, and including any other amounts due to the Trustee under Section 6.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereunder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holder party to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of waiver, rescission and annulment or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.05Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article V with respect to the Debentures shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

(a)First, to the payment of all amounts due the Trustee under Section 6.06;

(b)Second, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of accrued and unpaid interest on and any unpaid Additional Distributions with respect to the Debentures, then in default, in the order of the date due of the installments of such interest or Additional Distributions, such payments to be made ratably to the Holders entitled thereto;

(c)Third, in case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount determined in the same manner as the amount payable in accordance with Section 2.04(a) at Stated Maturity, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal, interest and Additional Distributions, if any, without preference or priority of any kind, ratably to the aggregate amounts due and payable on the Debentures for principal, accrued and unpaid interest and any unpaid Additional Distributions, respectively; and

(d)Fourth, to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct.

Section 5.06Proceedings by Holders. No Holder shall have any right by virtue of, or by availing itself of any provision of, this Indenture to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless (1) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (2) the holders of not less than 25% in aggregate Original Principal Amount of the Debentures then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby, (3) the Trustee shall not have complied with such request within 60 days after its receipt of such notice, request and offer of security or indemnity, and (4) no written direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in aggregate Original Principal Amount of the Debentures then outstanding within such 60-day period pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of any provision of, this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise expressly provided herein). For the protection and enforcement of this Section 5.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any Holder to receive payment of the principal of, accrued and unpaid interest on and any unpaid Additional Distributions with respect to such Debenture, on or after the respective due dates expressed or provided for in such Debenture or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such Holder.

Section 5.07Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted under this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.08Remedies Cumulative and Continuing. Except as otherwise provided in the second paragraph of Section 2.11 and in Section 5.04, all powers and remedies given by this Article V to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.09Direction of Proceedings and Waiver of Defaults by Majority of Holders. The holders of a majority in aggregate Original Principal Amount of the Debentures at the time outstanding determined in accordance with Section 7.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debentures; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate Original Principal Amount of the Debentures at the time outstanding determined in accordance with Section 7.04 may on behalf of the holders of all of the Debentures waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of, accrued and unpaid interest on, or any unpaid Additional Distributions with respect to the Debentures when due that has not been cured pursuant to the provisions of Section 5.01 or (ii) a Default in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of each holder of an outstanding Debenture affected. Upon any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right with respect thereto. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.09, said Default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right with respect thereto.

Section 5.10Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default or Event of Default of which a Responsible Officer has actual knowledge, or if known to the Trustee later than 90 days after it occurs, as soon as practicable, mail to all Holders (as the names and addresses of such Holders appear upon the Debenture Register), notice of all

Defaults known to a Responsible Officer, unless such Defaults or Events of Default shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default or Event of Default in the payment of the principal of, accrued and unpaid interest (including Additional Interest) on, and unpaid Additional Distributions, if any, with respect to the Debentures, in any such event the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

Section 5.11Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Original Principal Amount of the Debentures at the time outstanding determined in accordance with Section 7.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest on and unpaid Additional Distributions, if any, with respect to any Debenture on or after the due date expressed or provided for in such Debenture.

Article VI
CONCERNING THE TRUSTEE

Section 6.01Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, except that:

(a)prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, if it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture or the Trust Indenture Act against the Trustee; and

(ii)in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in Original Principal Amount of the Debentures at the time outstanding, determined as provided in Section 7.04, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 6.01;

(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (if the Trustee is not the Paying Agent) or any records maintained by any co-registrar with respect to the Debentures;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)in the event that the Trustee is also acting as Custodian, Debenture Registrar, Paying Agent, Exchange Agent or transfer agent hereunder, and/or engages any agent, custodian or other Person to act hereunder, the rights, privileges, immunities and protections, including without limitation, its right to be indemnified, afforded to the Trustee pursuant to this Article VI shall also be afforded to such Custodian, Debenture Registrar, Paying Agent, Exchange Agent or transfer agent or any other agent, custodian, or Person engaged by the Trustee for purposes hereunder.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 6.02Reliance on Documents, Opinions, Etc.. Except as otherwise provided in Section 6.01:

(a)the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)the Trustee shall not be required to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Debenture or other paper or document properly submitted (in form and substance) to the Trustee, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the relevant books, records and premises of the Company, personally or by agent or attorney at the expense of the Company, and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an incumbency certificate);

(i)the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(j)the Company shall provide prompt written notice to the Trustee of any change to its Fiscal Year (it being expressly understood that the failure to provide such notice to the Trustee shall not be deemed a Default or Event of Default under this Indenture); and

(k)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

In no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence as proven in a court of competent jurisdiction in a final and non-appealable decision. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Debentures unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder.

Section 6.03No Responsibility for Recitals, Etc.. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 6.04Trustee, Paying Agents, Exchange Agents or Registrar May Own Debentures. The Trustee, any Paying Agent, any Exchange Agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Debenture Registrar.

Section 6.05Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 6.06Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith as determined by a final, non-appealable order of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity and its agents and any authenticating agent under this Indenture and any other document or transaction entered into in connection herewith for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred (including the costs and expenses of enforcing this Indenture against the Company (including this Section 6.06)) without gross negligence, willful misconduct or bad faith on the part of the Trustee as determined by a court of competent jurisdiction in a final and non-appealable decision, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises and enforcing this Indenture (including this Section 6.06). The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Debentures are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 5.05, funds held in trust herewith for the benefit of the holders of particular Debentures. The Trustee’s right to receive payment of any amounts due under this Section 6.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Debentures may be so subordinated). The obligation of the Company under this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 6.06 shall extend to the officers, directors, agents and employees of the Trustee and shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 6.07Officer’s Certificate as Evidence. Except as otherwise provided in Section 6.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate shall be full warrant to the Trustee for any action taken or omitted to be taken by it under the provisions of this Indenture.

Section 6.08Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within 90 days, (b) apply to the Commission for permission to continue as Trustee or (c) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10Resignation or Removal of Trustee.

The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof (or by electronic transmission) to the Holders at their addresses as they shall appear on the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the

Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 5.11, on behalf of itself and all other similarly situated Holders, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a)In case at any time any of the following shall occur:

(i)the Trustee shall fail to comply with Section 6.08 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

(ii)the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.11, any Holder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b)The holders of a majority in aggregate principal amount of the Debentures at the time outstanding, as determined in accordance with Section 7.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as provided in Section 6.10(a), may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.

Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim, to which the Debentures are hereby made subordinate, on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 6.06.

No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and be eligible under the provisions of Section 6.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 6.12Succession by Merger, Etc.. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may, upon receipt of a Company Order, authenticate such Debentures either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company, after qualification of this Indenture under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company.

Section 6.14Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Debentures under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article VII
CONCERNING THE HOLDERS

Section 7.01Action by Holders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate Original Principal Amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the Holders, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. The record date, if one is selected, shall be not more than 10 days prior to the date of commencement of solicitation of such action.

Section 7.02Proof of Execution by Holders. Subject to the provisions of Section 6.01 and Section 6.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture Registrar.

Section 7.03Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Debenture Registrar may deem the Person in whose name a Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, accrued and unpaid interest on and unpaid Additional Distributions, if any, with respect to such Debenture and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Exchange Agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for monies payable upon any such Debenture. Notwithstanding anything to the contrary in this Indenture or the Debentures, following an Event of Default, any holder of a beneficial interest in a Global Debenture may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such holder’s beneficial interest in a Global Debenture for a Debenture in certificated form in accordance with the provisions of this Indenture.

Section 7.04Company-Owned Debentures . Any Debentures that the Company or its Affiliates repurchase in the open market or otherwise, whether through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, will be considered outstanding for all purposes under this Indenture (other than, at any time when such Debentures are held by the Company or any of its Subsidiaries, for the purpose of determining whether holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture unless the Company or any of its Subsidiaries would be adversely disproportionately affected (as determined in good faith by us) by the direction, consent or waiver by such other holders) unless and until such time we surrender them to the Trustee for cancellation and, upon receipt of a Company Order to the Trustee, the Trustee will cancel all Debentures so surrendered. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of the Company or any Subsidiary of the Company; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.

Section 7.05Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate Original Principal Amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor or upon registration of transfer thereof.

Article VIII
SUPPLEMENTAL INDENTURES

Section 8.01Supplemental Indentures Without Consent of Holders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an amendment to this Indenture or an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)to cure any ambiguity, omission, error, defect or inconsistency in this Indenture;

(b)to conform the terms of this Indenture or the Debentures to the description thereof in the Offering Memorandum;

(c)to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article IX;

(d)to reopen this Indenture and increase the aggregate Original Principal Amount of the Debentures by issuing additional Debentures;

(e)to add guarantees with respect to the Debentures;

(f)to secure the Debentures;

(g)to add further covenants, restrictions or conditions for the benefit of the holders or surrender any right or power conferred upon the Company;

(h)to make any change that does not adversely affect the rights of the holders in any material respect;

(i)to appoint a successor trustee with respect to the Debentures;

(j)to comply with any requirements under the Trust Indenture Act, if applicable; or

(k)to provide for the conversion of the Company from a corporation to a limited liability company, partnership or other legal entity pursuant to Section 4.05 and Article IX.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained; provided, that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article VII) of the holders of at least a majority in aggregate Original Principal Amount of the Debentures at the time outstanding (determined in accordance with Article VII and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures), the Company, when authorized by resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an amendment or indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures or waiving any Default or Event of Default or compliance with provisions of this Indenture; provided, however, that no such amendment or supplemental indenture shall:

(a)reduce the percentage in aggregate Original Principal Amount of Debentures outstanding whose holders must consent to a modification or amendment of this Indenture or to waive any past Default or Event of Default;

(b)reduce the rate or extend the stated time for payment of interest (including any Additional Interest) or Additional Distributions on any Debenture;

(c)reduce the Adjusted Principal Amount or change the Stated Maturity of any Debenture;

(d)make any change that impairs or otherwise adversely affects the exchange rights of any Debentures;

(e)reduce the Put Purchase Price, the Fundamental Change Repurchase Price or the Redemption Price of any Debenture or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments;

(f)amend or modify in any manner adverse to the Holders the Company’s obligation to pay a premium in respect of Debentures surrendered for exchange in connection with a Change in Control as described in Section 11.12 or a Make-Whole Fundamental Change as described in Section 11.13;

(g)make any Debenture payable in a currency other than that stated in the Debentures;

(h)change the ranking of the Debentures;

(i)impair the right of any holder to receive payment of principal of, and interest (including Additional Interest) and Additional Distributions on, such holder’s Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Debentures; or

(j)make any change in the provisions of this Article VIII which require each Holder’s consent or in the waiver provisions in Section 5.02 or Section 5.09.

in each case without the consent of each holder of an outstanding Debenture affected.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of holders as aforesaid and subject to Section 8.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment to this Indenture becomes effective pursuant to this Section 8.02, the Company shall deliver to the holders a notice briefly describing such amendment and make such notice available on its website. However, the failure to give such notice to all the holders or make such notice available on its website, or any defect in the notice, will not impair or affect the validity of the amendment or result in a Default or Event of Default.

Section 8.03Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article VIII, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article VIII may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the

Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 13.15) upon receipt of a Company Order, and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

Section 8.05Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. The Trustee may rely on an Officer’s Certificate and an Opinion of Counsel, setting forth the statements provided for in Section 13.10, as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article VIII and is permitted or authorized by this Indenture, and such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Article IX
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 9.01Company May Consolidate, Etc. on Specified Terms. Subject to the provisions of Section 9.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to another Person, or convert pursuant to the laws of the state of incorporation or formation of the Company into a different form of legal entity, unless:

(a)the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership, limited liability company or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture; and

(b)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Upon any such consolidation, merger, conveyance, transfer, conversion or lease the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

Section 9.02Successor Company to Be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest on and any unpaid Additional Distributions with respect to all the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company. Such Successor Company thereupon may cause to be signed, and may issue in its own name any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall, upon receipt of a Company Order, authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article IX may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

Section 9.03Opinion of Counsel to Be Given to Trustee. The Company shall not effect any merger, consolidation, conveyance, transfer or lease referred to in Section 9.01 unless the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel, setting forth the statements provided for in Section 13.10, which the Trustee may rely upon as conclusive evidence that such consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article IX.

Section 9.04Redomestication. Notwithstanding anything in this Article IX to the contrary, this Indenture will permit the Company, in its sole discretion and without needing to comply with the requirements of Sections 9.01, 9.02 or 9.03, to enter into any statutory conversion, domestication, transfer or continuation that results in the redomestication of the Company to another United States jurisdiction (including any state or territory thereof or the District of Columbia) so long as immediately after such transaction, the Company, as so re-domesticated, remains the obligor under the Debentures and owns all or substantially all of the assets it owned immediately prior to such transaction.

Article X
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

Section 10.01Indenture and Debentures Solely Obligations of the Company. No recourse for the payment of the principal of, accrued and unpaid interest on or any unpaid Additional Distributions with respect to any Debenture, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, partner, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of the Debentures.

Article XI
EXCHANGE OF DEBENTURES; REDEMPTION OF DEBENTURES

Section 11.01Exchange of the Debentures at Option of Holders. Subject to Section 11.03, a Holder shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 Original Principal Amount or any integral multiple of $1,000 in excess thereof) of such Holder’s Debentures during the time periods and under the circumstances described below:

(a)During any calendar quarter (and only during such quarter) after the calendar quarter ending September 30, 2023, if the product of (x) the Closing Price of the Reference Shares attributable to a Debenture for at least 20 days of a 30 Trading Day period ending on the last Trading Day of the quarter immediately preceding the exchange and (y) the number of such Reference Shares attributable to a Debenture (the “Total Reference Share Value”) exceeds 130% of the Adjusted Principal Amount of the Debenture on the last day of such preceding quarter. If the Reference Shares attributable to a Debenture are composed of Reference Shares of more than one Reference Company (or of different series or classes of a Reference Company), then the Total Reference Share Value will be the sum of the Total Reference Share Values of the Reference Shares for each such Reference Company (or each such series or class, as applicable).

(b)From and after September 30, 2023, during the five consecutive Trading Day period following any five consecutive Trading Day period in which the Trading Price per Debenture for each such day was less than 98% of the Parity Value of the Debentures (as determined by the Company following a request by a Holder who provides reasonable evidence to the Company that the Trading Price of the Debentures is less than 98% of parity value) . If on any date of determination the Trading Price cannot be ascertained because at least one bid for $1.0 million in Original Principal Amount cannot reasonably be obtained by the Company, or if the Company otherwise does not make the determination of whether the Trading Price of the Debentures is less than 98% of the Parity Value of the Debentures when required to, then the Trading Price per Debenture on such date of determination will be deemed to be less than 98% of the Parity Value of the Debentures. Any such determination will be conclusive absent manifest error. The Company will not have any obligation to determine the Trading Price of the Debentures unless a Holder of Debentures provides the Company with reasonable evidence that the Trading Price of the Debentures is less than 98% of the Parity Value of the Debentures. The Company shall determine the Trading Price of the Debentures commencing on the Trading Day next following the date on which a Holder of Debentures provides such evidence to the Company and shall determine the Trading Price on each successive Trading Day until such time as the Trading Price of the Debentures is equal to or greater than 98% of the Parity Value of the Debentures.

(c)Following the effective date of a Fundamental Change or Make-Whole Fundamental Change with respect to a Significant Reference Company that, in each case, occurs prior to April 6, 2026, at any time prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date, or, if there is no Fundamental Change Repurchase Date, the 35th Trading Day immediately following the effective date of such event.

(d)With respect to Debentures called for redemption, at any time after the Company provides Notice of Redemption in accordance with Section 11.19 until the close of business on the second Scheduled Trading Day prior to the related Redemption Date. If such redemption is rescinded, or revoked as provided in Section 11.19, then the period during which exchange may be made by Holders set forth in the preceding sentence shall terminate as of the close of business on the date the Company provides notice of such rescission or revocation to Holders of the Debentures and the Exchange Agent will promptly return to the respective Holders thereof any Debentures surrendered prior to such rescission or revocation for exchange in connection with such redemption and any funds tendered in connection therewith pursuant to Section 11.07.

(e)At any time after the board of directors of a Reference Company declares or makes a payment to its stockholders that would result in the payment by the Company of an Extraordinary Additional Distribution that would reduce the Adjusted Principal Amount of the Debentures to $0.00 or at any time after the Adjusted Principal Amount of the Debentures has been reduced to $0.00 until the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity of the Debentures; provided, that the entry by a Reference Company into a definitive agreement providing for the merger or sale of such Reference Company which, if and when consummated, would result in the payment by the Company of an Extraordinary Additional Distribution that would reduce the Adjusted Principal Amount of the Debentures to $0.00 shall be deemed to be a declaration by the board of directors of such Reference Company of a payment to its stockholders which would result in the payment of an Extraordinary Additional Distribution by the Company that would reduce the Adjusted Principal Amount of the Debentures to $0.00; provided further, that if such declaration by the board of directors of such Reference Company is rescinded or such payment is otherwise not made or if such merger or sale is terminated, then such exchange period shall terminate as of the close of business on the date the Company provides notice of such rescission, non-payment or termination to Holders of the Debentures. The Company shall provide notice to Holders of the Debentures of any declaration or payment that satisfies the requirements of this Section 11.01(e).

(f)At any time after January 1, 2026, until the close of business on the second Scheduled Trading Day immediately preceding April 6, 2026.

(g)At any time after January 1, 2053, until the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity of the Debentures.

The number of Reference Shares attributable to each Debenture shall initially be 1.8901 shares of CHTR Stock, subject to adjustment as a result of any Reference Share Proportionate Reduction or any other adjustment contemplated by the definition of “Reference Shares.”

Section 11.02Consideration for Exchange of Debentures. Subject to the provisions of Section 11.05 and Section 13.04, upon exchange of a Debenture the Holder thereof will be entitled to receive from the Company the Reference Shares attributable to such Debenture, or at the Company’s election, cash or a combination of Reference Shares and cash having a value equal to the Current Market Price of the Reference Shares attributable to such Debenture. If the Company elects to satisfy its exchange obligation in whole or in part through the delivery of Reference Shares, the Company shall deliver the number of Reference Shares attributable to the Debenture, as specified in the Consideration Notice. If the Company elects to satisfy its exchange obligations in whole or in part in cash, the Company shall pay an amount of cash per Debenture equal to the number of Reference Shares attributable to such Debenture (or portion thereof to be satisfied in cash, as specified in the Consideration Notice) multiplied by the applicable Current Market Price (determined based on the applicable “valuation period” specified in Section 11.04) of such Reference Shares. In the event (1) at the time of exchange of a Debenture the Reference Shares attributable to a Debenture are composed of Reference Shares of more than one Reference Company or of different series or classes of Publicly Traded Common Equity Securities of the same Reference Company and (2) the Company elects to deliver a combination of cash and Reference Shares, then the Company shall deliver, in respect of each Debenture exchanged, the same percentage of the number of Reference Shares of each Reference Company, class or series attributable to such Debenture.

(a)If the Company elects to satisfy its exchange obligation in whole or in part in cash, the amount of cash the Company shall deliver per Debenture shall be equal to (x) the number of Reference Shares attributable to such Debenture to be satisfied in cash (as specified in the Company’s Consideration Notice to be delivered upon exchange in accordance with Section 11.06) multiplied by (y) the applicable Current Market Price of such Reference Shares.

(b)Subject to Section 11.02(d) and Section 13.01, if the Company elects to satisfy its exchange obligation in whole or in part through the delivery of Reference Shares, the Company shall deliver the number of Reference Shares per Debenture specified in the Company’s Consideration Notice to be delivered upon exchange in accordance with Section 11.06.

(c)Subject to Section 11.02(d) and Section 13.01, if the Company elects to satisfy its exchange obligation solely in Reference Shares, the Company shall deliver the Reference Shares attributable to the Debentures exchanged within three Trading Days after the Exchange Date. If the Company elects to satisfy any portion of its exchange obligation in cash, the Company will deliver the consideration due within three Trading Days after the date of determination of the Current Market Price of the Reference Shares attributable to the Debentures exchanged.

(d)The Company shall not deliver fractional shares upon an exchange of Debentures. The Company shall deliver cash in lieu of any such fractional share based on the Closing Price of the Reference Shares on the Trading Day immediately preceding the Exchange Date (if the Company shall have elected to deliver solely Reference Shares upon the relevant exchange) or the Current Market Price applicable to the relevant exchange (if the Company shall have elected to deliver a combination of cash and Reference Shares upon such exchange).

Section 11.03Limitation. No Holder of a Debenture that is otherwise exchangeable in accordance with Section 11.01 may exchange such Debenture following such Holder’s irrevocable election pursuant to Article XII to tender such Debenture for purchase by the Company.

Section 11.04Valuation Period(a). For purposes of the determination of the amount due upon exchange, the Current Market Price of the Reference Shares will be based on the applicable “valuation period” with respect to any Debenture, as follows:

(a)with respect to an Exchange Date that occurs during the period commencing after January 1, 2053 and ending on the second Scheduled Trading Day immediately preceding the Stated Maturity of the Debentures, the 20 Trading Days commencing on the fourth Trading Day following the Stated Maturity of the Debentures;

(b)with respect to an Exchange Date that occurs during the period commencing after January 1, 2026 and ending on the second Scheduled Trading Day immediately preceding April 6, 2026, the 20 Trading Days commencing on the fourth Trading Day following April 6, 2026;

(c)with respect to an Exchange Date that occurs during the period commencing on the date the Company provides a Notice of Redemption and ending on the second Scheduled Trading Day immediately preceding the related Redemption Date, the 20 Trading Days commencing on the fourth Trading Day following such Redemption Date;

(d)With respect to an Exchange Date that occurs during the period commencing on the Effective Date of a Fundamental Change or Make-Whole Fundamental Change and ending on the Business Day immediately prior to the related Fundamental Change Repurchase Date, or, if there is no Fundamental Change Repurchase Date, ending on the 35th Trading Day following the Effective Date of such transaction, the 20 Trading Days commencing on the fourth Trading Day following the last date on which Debentures may be surrendered for exchange; and

(e)in all other instances, the 20 Trading Days commencing on the fourth Trading Day following the Exchange Date;

provided, however, that if the Exchange Date occurs during a valuation period occurring during the period described above in subsection (d) of this Section 11.04, and clause (b) or (c) of this Section 11.04 would also be applicable, then the valuation period described in subsection (b) or (c), as the case may be, shall be used.

Section 11.05Satisfaction of Exchange Obligation. The Company shall not deliver Reference Shares unless the Company is able to deliver (or cause to be delivered) Reference Shares that either (a) are freely transferable by the recipient of such shares (other than by an Affiliate of the Reference Company) in accordance with the Securities Act and the rules and regulations thereunder or (b) if such References Shares include, in whole or in part, Restricted Reference Shares, such shares are registered under an effective shelf registration statement of the applicable Reference Company and the Company is able to deliver (or cause to be delivered), concurrently with the Restricted Reference Shares, a Resale Prospectus pursuant to which recipients of such Restricted Reference Shares may sell them for a period of at least 30 calendar days (without regard to Permitted Blackout Periods that may otherwise be applicable) in a registered transaction on terms no less favorable to holders of such Restricted Reference Shares than those described in the Offering Memorandum under the caption “Description of the Debentures—Restricted Reference Shares Registration Rights” (the conditions specified in this clause (b), the “Restricted Reference Shares Conditions”).

Section 11.06Notification of Form of Consideration. The Company shall provide, by no later than 9:30 a.m., New York City time, on the second Trading Day after the Exchange Date, a written notice (the “Consideration Notice”) to the exchanging Holder and the Paying Agent or Exchange Agent (or both, as applicable), with a copy to the Trustee, of the Company’s election to deliver Reference Shares or cash, or a combination of Reference Shares and cash. The Consideration Notice shall, subject to the provisions of the following paragraph, be irrevocable. Unless the form of consideration elected by the Company consists solely of Reference Shares or cash, then the Consideration Notice shall also specify, as applicable, the portion of the consideration due upon exchange to be settled by delivery of Reference Shares (specifying the number of Reference Shares (of each Reference Company, series or class) to be delivered per Debenture) and the portion of the consideration due upon exchange to be settled in cash (specifying the number of Reference Shares per Debenture as to which the Company shall have elected to deliver cash in lieu of Reference Shares). If the Company fails to timely notify an exchanging holder of the Company’s election in accordance with this Section 11.06, then the Company will be deemed to have elected to satisfy its exchange obligation solely in cash (and, for the avoidance of doubt, no Default or Event of Default under this Indenture shall be deemed to have occurred due to the Company’s failure to deliver the Consideration Notice).

If the Company notifies an exchanging Holder that it will satisfy its exchange obligation by delivery of Reference Shares, and such shares include, in whole or in part, Restricted Reference Shares, but on the third Trading Day after delivery of its Consideration Notice to the exchanging Holder and the Exchange Agent the Company shall determine that it will be unable to satisfy the Restricted Reference Shares Conditions, the Company shall notify, by the close of business on such third Trading Day, in writing the exchanging Holder, the Paying Agent and the Exchange Agent and shall deliver solely cash (in lieu of Reference Shares) within three Trading Days (or as soon as practicable thereafter) after the date of determination of the Current Market Price of the Reference Shares attributable to the Debentures being exchanged.

Section 11.07Exchange of Debentures(a). To exchange a Debenture a Holder must (a) in the case of a Debenture held through the Depositary, surrender such Debenture for exchange through book-entry transfer into the account of the Exchange Agent, transmit an agent’s message requesting such exchange and comply with such other procedures of the Depositary as may be applicable in the case of an exchange and (b) in the case of a Debenture held in certificated form, (i) complete and manually sign the Notice of Exchange in the form attached hereto as Exhibit B (or complete and sign a facsimile of the Notice of Exchange) and deliver such Notice of Exchange to the Exchange Agent at the office it maintains for such purpose, (ii) surrender the Debenture to be exchanged to the Exchange Agent, (iii) furnish appropriate endorsements and transfer documents, if required by the Exchange Agent, the

Company or the Trustee and (iv) pay any transfer or similar taxes, if required. An exchange shall be deemed to have been effected immediately prior to the close of business on the Exchange Date.

A Holder may exchange a portion of its Debentures only if the portion is $1,000 Original Principal Amount or an integral multiple of $1,000 Original Principal Amount in excess thereof. Following the Exchange Date for an exchange of Debentures, all rights of the Holder with respect to such Debentures shall cease, except for the right of such Holder to receive, at the Company’s election as provided above, Reference Shares attributable to such Debentures or 100% of the Current Market Price of the Reference Shares attributable to such Debentures in cash or any combination of cash and Reference Shares as set forth herein.

Section 11.08Procedures for Payment(a). By 10:00 a.m., New York City time, on the Trading Day next following receipt by the Exchange Agent of notification from the Depositary that the Depositary has received an agent's message from a participant of the Depositary electing to exercise its exchange option with respect to its Debentures, and delivery of such Debentures into the Exchange Agent's participant account at the Depositary, or following receipt of a complete manually signed Notice of Exchange and receipt of certificated Debentures from a Holder, the Exchange Agent shall notify the Company of the Original Principal Amount of Debentures which has been tendered for exchange.

When the Current Market Price of the Reference Shares attributable to Debentures tendered for exchange has been determined (or, if the Company elects to satisfy its exchange obligation solely in Reference Shares, within three Trading Days after the Exchange Date), the Company shall deliver an Officer’s Certificate to the Trustee setting forth the exact amount to be paid and/or the number of Reference Shares of each Reference Company to be delivered to the tendering Holder and shall deposit within three Trading Days after determination of the Current Market Price such amount and/or shares with the Exchange Agent (except that if the Company elects to deliver Reference Shares in certificated form, the Company shall act as its own Exchange Agent as to such shares). Upon receipt of such payment or delivery from the Company, the Exchange Agent shall pay or deliver the same to the Depositary as soon as practicable or, in the case of Debentures that are held in certificated form, as directed by the tendering Holder. Where the Company acts as its own Exchange Agent with respect to certificated Reference Shares, it shall deliver them (i) as directed by the relevant participants of the Depositary, as identified by the Depositary, or (ii) to or at the direction of tendering Holders of certificated Debentures.

Section 11.09Certain Interest and Additional Distribution Payments. In the case of any exchange made during the period from (but excluding) an Interest Record Date for any Interest Payment Date to (but excluding) such Interest Payment Date (including, but not limited to the Interest Record Date immediately preceding the Maturity Date), the exchanging Holder shall tender funds equal to the interest and any Additional Distribution payable to the Holders of Debentures on such Interest Payment Date (regardless of whether the exchanging Holder was a Holder of such Debentures on the Interest Record Date); provided that no such funds shall be required to be tendered if the Company has specified a Fundamental Change Repurchase Date or a Redemption Date that occurs on or after an Interest Record Date for any Interest Payment Date and on or prior to such Interest Payment Date.

Section 11.10Withdrawal of Notice of Exchange. A Holder may withdraw a properly delivered Notice of Exchange by (x) the close of business on the Trading Day next following the date on which the Company provides such Holder the Consideration Notice pursuant to Section 11.06 as to the form of consideration to be paid or delivered upon exchange or (y) if the Company fails to notify the Holder of the form of consideration, the close of business on the third trading day after the Exchange Date (or, if later, by close of business on the Trading Day next following the date on which the Company retracts its Consideration Notice due to its inability to satisfy the Restricted Reference Shares Conditions); provided, however, that in the case of exchanges of Debentures other than exchanges in connection with a call for redemption of Debentures by the Company pursuant to Section 11.12 or Section 11.16, if the Company notifies the Holder (or is deemed to have notified the Holder) that it will satisfy any portion of its exchange obligation in cash, a Holder may, with the consent of the Company, withdraw such Notice of Exchange by the close of business on the last Trading Day of the applicable valuation period for determination of the Current Market Price of the Reference Shares attributable to the Debentures tendered for exchange, and provided, further, that with respect to any requests by Holders to withdraw such Notice of Exchange with respect to tenders of Debentures for exchange that have the same Exchange Date, the Company will either grant consent, or deny consent, to all such Holders to withdraw such Notice of Exchange. Any such notice of withdrawal must comply with the applicable procedures of the Depositary if the Debentures are in global form. If the Debentures are in certificated form, the Holder’s Notice of Exchange may be withdrawn by delivering a timely written notice of withdrawal to the Exchange Agent that states (1) the Original Principal Amount of the Debentures being withdrawn, (2) the certificate numbers of the Debentures being withdrawn and (3) the Original Principal Amount, if any, of the Debentures that remain subject to the Notice of Exchange.

Section 11.11Cancellation of Interest, Additional Distributions and Tax Original Issue Discount. Subject to Section 11.09 (including the proviso therein), upon an exchange of a Debenture, that portion of accrued and unpaid interest, if any, on the exchanged Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the issue date of the Debentures) through the Exchange Date, the amount of any unpaid Additional Distributions, and Tax Original Issue Discount accrued through the Exchange Date with respect to the exchanged Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of Reference Shares (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Reference Shares, in exchange for the Debenture being exchanged pursuant to the provisions hereof, and the amount of cash, the fair market value of such Reference Shares (together with any such cash payment in lieu of fractional shares), or the amount of cash and the fair market value of such Reference Shares, shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest, any unpaid Additional Distributions and Tax Original Issue Discount accrued through the Exchange Date and the balance, if any, of such amount of cash, fair market value of such Reference Shares (and any such cash payment in lieu of fractional shares), or amount of cash and fair market value of such Reference Shares, shall be treated as issued in exchange for the principal amount of the Debenture being exchanged pursuant to the provisions hereof.

Section 11.12Change in Control.

(a)The Company may, at its option, redeem the Debentures (such redemption, a “Change in Control Redemption”), in whole but not in part, prior to April 6, 2026, for an amount equal to the Redemption Price specified in the following sentence, in cash, at any time during the period commencing ten Scheduled Trading Days after the initial public announcement by the Company of the execution by the Company of an agreement which, if consummated, would result in a Change in Control (the “Public Announcement Date”) and ending on the 40th Scheduled Trading Day following the consummation of such Change in Control. The Redemption Price in respect of each Debenture called for redemption as described in this Section 11.12(a) shall equal the sum of (i) the Adjusted Principal Amount of such Debenture, (ii) any accrued and unpaid interest on such Debenture to, but not including, the Redemption Date, and (iii) subject to Section 13.03, any Final Period Distribution on such Debenture (the “Change in Control Redemption Price”).

The Company may redeem the Debentures on no fewer than 30 days, and not more than 60 days, prior notice provided in accordance with Section 11.19. The redemption date will be the date specified by the Company in the Notice of Redemption provided in accordance with Section 11.19 (the “Change in Control Redemption Date”). The Change in Control Redemption Date must occur no later than the 40th Scheduled Trading Day after consummation of the Change in Control. The Company may condition any Change in Control Redemption on the consummation of the transaction which would result in the Change in Control.

(b)If the Company calls Debentures for redemption as described in Section 11.12(a), Holders may surrender Debentures for exchange during the period commencing with the Company’s delivery of a Notice of Redemption and ending at the close of business on the second Scheduled Trading Day prior to the Change in Control Redemption Date. If a Holder elects to exchange its Debentures in connection with such Change in Control Redemption, then the Company shall pay a premium to any Holder who exchanges Debentures in connection with such Change in Control Redemption by increasing the number of Reference Shares of any Significant Reference Company attributable to each Debenture as set forth in this Section 11.12(b). An exchange of Debentures will be deemed for these purposes to be “in connection with” such Change in Control Redemption if the Exchange Date of the Debentures occurs during the period from, and including, the date the Company first provides notice of such Change in Control Redemption to Holders of Debentures following the Public Announcement Date until the close of business on the second Scheduled Trading Day prior to the Change in Control Redemption Date (the “Change in Control Exchange Period”). The Company may terminate the Change in Control Exchange Period and withdraw the Change in Control Redemption Date if the transaction giving rise to the Change in Control is terminated.

Upon an exchange of Debentures in connection with a Change in Control Redemption, the Company shall deliver the consideration due upon such exchange based on (i) the number of Reference Shares attributable to each Debenture so exchanged before giving effect to the provisions of this Section 11.12, plus (ii) an additional number of Reference Shares of any Significant Reference Company attributable to the Debenture in an amount equal to the Reference Share Adjustment as set forth in Section 11.14.

The amount, if any, by which the number of Reference Shares attributable to a Debenture will be increased to reflect the premium in connection with a Change in Control Redemption will be determined by reference to the table in Section 11.14. For purposes of this Section 11.12(b), the “Effective Date” for purposes of the table in Section 11.14 shall be (i) if the Company issues a Notice of Redemption prior to the closing date of the transaction that results in a Change in Control, the date on which such Notice of Redemption is issued to Holders of the Debentures, or (ii) if the Company issues a Notice of Redemption on or after the closing date of the transaction that results in a Change in Control of the Company, such closing date (the applicable date set forth in clause (i) or (ii), the “Change in Control Pricing Date”). The “Stock Price” for purposes of the table in Section 11.14 shall be the Current Market Price of the Reference Shares of such Significant Reference Company. For purposes of determining such Current Market Price, the applicable “valuation period” shall be the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Change in Control Pricing Date.

The Company shall notify all Holders of the Debentures of the Change in Control Pricing Date in the related Notice of Redemption.

Section 11.13Make-Whole Fundamental Change. If the Effective Date of a Fundamental Change (as defined herein and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (c) of the definition thereof) occurs with respect to any Significant Reference Company (a “Make-Whole Fundamental Change”), and a Holder elects to exchange its Debentures in connection with such Make-Whole Fundamental Change, then the Company shall pay a premium by increasing the number of Reference Shares of the Significant Reference Company to which the Fundamental Change relates attributable to each Debenture for Debentures surrendered for exchange as described in this Section 11.13. An exchange of Debentures will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Exchange Date of the Debentures occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (c) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (the “Make-Whole Fundamental Change Exchange Period”).

Upon an exchange of Debentures in connection with a Make-Whole Fundamental Change, the Company shall deliver the consideration due upon such exchange based on (i) the number of Reference Shares attributable to such Debenture before giving effect to the provisions of this Section 11.13, plus (ii) an additional number of Reference Shares of the Significant Reference Company to which the Make-Whole Fundamental Change relates in an amount equal to the Reference Share Adjustment as set forth in Section 11.14.

The amount, if any, by which the number of Reference Shares attributable to a Debenture will be increased to reflect the premium in connection with a Make-Whole Fundamental Change will be determined by reference to the table in Section 11.14, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per Reference Share of the applicable Significant Reference Company in the Make-Whole Fundamental Change. If the stockholders of a Significant Reference Company receive in exchange for their common stock only cash in a Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the Current Market Price of the Reference Shares of such Significant Reference Company. For purposes of determining such Current Market Price, the applicable “valuation period” shall be the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

Section 11.14Reference Share Adjustments. As used herein, “Reference Share Adjustment” shall mean, with respect to a Make-Whole Fundamental Change or a Change in Control and each Debenture, the number of Reference Shares set forth in the following table that corresponds to the applicable Effective Date and Stock Price, as determined by the Company.

	Stock Price
Effective Date	$377.91	$400.00	$425.00	$450.00	$475.00	$529.07	$600.00	$700.00	$800.00	$1,000.00	$1,250.00	$1,500.00	$2,000.00	$2,500.00
February 28, 2023	0.7560	0.6620	0.5725	0.4976	0.4347	0.3301	0.2382	0.1600	0.1147	0.0684	0.0426	0.0290	0.0146	0.0072
April 6, 2024,	0.7560	0.6464	0.5472	0.4649	0.3966	0.2856	0.1923	0.1190	0.0807	0.0462	0.0291	0.0202	0.0104	0.0051
April 6, 2025,	0.7560	0.6165	0.5018	0.4076	0.3307	0.2110	0.1206	0.0619	0.0382	0.0220	0.0148	0.0106	0.0056	0.0027
April 6, 2026	0.7560	0.6099	0.4628	0.3321	0.2152	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If either the exact Effective Date or Stock Price is not set forth in the table above, then:

(a)if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the amount of the increase in the number of Reference Shares attributable to a Debenture will be determined by a straight-line interpolation between the amount of the Reference Share increase set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(b)if the Stock Price is greater than $2,500.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above, as described below), the number of Reference Shares attributable to a Debenture will not be increased; and

(c)if the Stock Price is less than $377.91 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above, as described below), the number of Reference Shares attributable to a Debenture will not be increased.

Notwithstanding the foregoing, in no event will the Reference Shares attributable to a Debenture exceed 2.6461 Reference Shares, subject to adjustment in the same manner and at the same time as the number of Reference Shares attributable to a Debenture are adjusted on account of an Adjustment Event.

The Stock Prices set forth in the column headings of the table above will be adjusted as of any date on which the number of Reference Shares attributable to a Debenture is adjusted on account of stock dividends, splits or combinations (each, an “Adjustment Event”) in accordance with the definition of “Reference Share” as set forth herein. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of Reference Shares attributable to a Debenture immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the number of Reference Shares attributable to a Debenture as so adjusted. The amounts by which the Reference Shares attributable to a Debenture will be increased to reflect the premium as set forth in the table above will be adjusted in the same manner and at the same time as the number of Reference Shares attributable to a Debenture are adjusted on account of an Adjustment Event.

To the extent that the number of Reference Shares attributable to a Debenture is adjusted other than due to an Adjustment Event, the Board of Directors will make such appropriate adjustments to the Stock Prices and number of Reference Shares set forth in the table above that, in its good faith determination, reflect the intended premium set forth in the table above. Additionally, the Board of Directors will make appropriate adjustments to the Stock Prices and number of Reference Shares set forth in the table above that are in its good faith determination as nearly equivalent as is possible to the adjustments set forth in the table above, in the event that the Reference Shares attributable to the Debentures become composed of Reference Shares of a different Reference Company, Reference Shares of different Reference Companies or Reference Shares of one or more different Reference Companies of a different series or class.

Section 11.15Additional Exchange Provisions. The following provisions will apply if a Holder exchanges its Debentures at a time when an Extraordinary Distribution has or will be made or become payable on the related Reference Shares prior to the delivery of the consideration paid by the Company in connection with such exchange. If a Reference Company (or successor Reference Company) pays or makes an Extraordinary Distribution on its Reference Shares (or is deemed to do so), or a record date (or where any portion of the exchange obligation will be settled in cash, an ex-dividend date) therefor occurs with respect to Reference Shares attributable to Debentures tendered for exchange (an “Extraordinary Distribution Adjustment Event”), on or after the close of business on the Exchange Date for such Debentures and (i) if the Company elects to satisfy its exchange obligation solely through the delivery of Reference Shares, on or prior to the day preceding the date of such delivery by the Company or (ii) if the Company elects to satisfy any portion of its exchange obligation in cash, on and including the last Trading Day of the applicable valuation period (each such period ending on the last day referred to in clause (i) or (ii), an “Observation Period”), the Company will make adjustments to the consideration it pays in connection with such exchange as follows:

(a)If the Company elects to satisfy any portion of its exchange obligation in cash, the following provisions will apply:

(i)If on any Trading Day during the valuation period in which the Current Market Price of the Reference Shares is being determined the VWAP does not include the value of the Extraordinary Distribution resulting in the Extraordinary Distribution Adjustment Event, then such value will be added to the VWAP for such Reference Shares on such Trading Day as follows:

(A)If the Extraordinary Distribution was (or will be) paid in cash, the amount of the cash distribution in respect of one Reference Share will be added to the VWAP of the applicable Reference Shares for such Trading Day.

(B)If the Extraordinary Distribution consists of Publicly Traded Common Equity Securities, an amount equal to the VWAP of such Publicly Traded Common Equity Securities on such Trading Day multiplied by the number of such Publicly Traded Common Equity Securities receivable by a holder of one Reference Share will be added to the VWAP of the applicable Reference Shares for such Trading Day.

(C)If the Extraordinary Distribution consists of assets or property other than cash or Publicly Traded Common Equity Securities, an amount equal to the fair market value thereof distributed (or distributable) in respect of one Reference Share will be added to the VWAP of the applicable Reference Shares for such Trading Day. For purposes of this Section 11.15(a)(i)(C), fair market value will be determined, in good faith, by the Board of Directors.

(ii)If, and to the extent, (A) an exchanging Holder is entitled to receive an Additional Distribution on the Debentures resulting from an Extraordinary Distribution that also resulted in an Extraordinary Distribution Adjustment Event during the Observation Period in respect of the Reference Shares, and (B) the value of the Extraordinary Distribution resulting in such Extraordinary Distribution Adjustment Event is also included in the Current Market Price (whether by virtue of the foregoing provisions or otherwise) of the applicable Reference Shares, in whole or in part, on a pre-distribution basis, then the amount of such Additional Distribution payable by the Company to such Holder will be reduced by the value of such distribution which the exchanging Holder shall realize through the payment by the Company of the consideration paid by the Company in respect of the Reference Shares.

(iii)If any portion of the cash consideration payable by the Company in connection with an exchange includes the value of an Extraordinary Distribution that has not yet been paid by the relevant Reference Company, then the Company may deduct such value from the consideration it pays so long as it makes adequate provision for such exchanging Holder to receive the related Additional Distribution not later than the date such Additional Distribution is, or would be, paid to record holders of the Debentures.

(b)If the Company elects to satisfy any portion of its exchange obligation with Reference Shares, the following provisions will apply:

(i)If (A) an Extraordinary Distribution Adjustment Event occurs during the Observation Period in respect of Debentures tendered for exchange, (B) the exchanging Holder is not and will not be a record holder of the Reference Shares attributable to such Debentures for purposes of receipt of the related Extraordinary Distribution, and (C) such Holder will not be a

Holder of the Debentures for purposes of receipt of the related Additional Distribution, then the Company shall make adequate provision for such exchanging Holder to receive such Additional Distribution with respect to the Reference Shares to be delivered by the Company in satisfaction of its exchange obligation, not later than the date such Additional Distribution is, or would be, paid to record holders of the Debentures.

(ii)If (A) an Extraordinary Distribution Adjustment Event occurs during the Observation Period in respect of Debentures tendered for exchange, (B) at the time of delivery of the Reference Shares by the Company in satisfaction, in whole or in part, of its exchange obligation the exchanging Holder is or will be a record holder of such Reference Shares for purposes of receiving the related Extraordinary Distribution and (C) such exchanging Holder will also be a Holder of the Debentures for purposes of the related Additional Distribution, then the Company shall be entitled to subtract from the Additional Distribution otherwise payable to such exchanging Holder the Extraordinary Distribution that such Holder has or shall receive by virtue of being the owner of record of such Reference Shares for purposes of receipt of such Extraordinary Distribution

Section 11.16Redemption at Option of the Company.

(a)The Debentures will be redeemable at the option of the Company, (i) in whole or in part (provided, immediately following any partial redemption at least $100,000,000 Original Principal Amount of Debentures would remain outstanding), on or after April 6, 2026, at any time, and (ii) in whole or in part, at any time (including prior to April 6, 2026) after the Adjusted Principal Amount of the Debentures has been reduced to $0.00 (each such applicable date of redemption, together with any Change in Control Redemption Date, a “Redemption Date”). The Redemption Price of the Debentures, in the case of clause (i) of the preceding sentence, shall be equal to the sum of (A) the Adjusted Principal Amount of the Debentures to be redeemed, (B) any accrued and unpaid interest on such Debentures to, but not including, the Redemption Date and (C) subject to Section 13.03, any Final Period Distribution with respect to such Debentures or, in the case of clause (ii) of the preceding sentence, shall be equal to the sum of (A) $1.00 per $1,000 Original Principal Amount of Debentures and (B) subject to Section 13.03, any Final Period Distribution that is attributable to a Regular Cash Dividend. The Company shall pay the Redemption Price in cash.

The Debentures are also subject to redemption prior to April 6, 2026 as provided in Section 11.12(a).

Debentures called for redemption may be surrendered for exchange in accordance with Section 11.01 until the close of business on the second Scheduled Trading Day prior to the applicable Redemption Date. Any Debenture in respect of which a Notice of Exchange is submitted that is subsequently withdrawn shall remain subject to redemption.

Any Additional Distributions to be made after Debentures have been called for redemption and on or before the applicable Redemption Date shall be payable to the Holders as of the applicable record date for such Additional Distribution.

(b)In case of any redemption, the Company shall deliver an Officer’s Certificate to the Trustee not less than five Business Days prior to the Redemption Date which sets forth the Redemption Price to be paid for each Debenture called for redemption on such Redemption Date and the aggregate amount payable for all Debentures called for redemption on such Redemption Date.

(c)The Company shall provide a notice of redemption (a “Notice of Redemption”) to Holders of the Debentures in accordance with Section 11.19 no fewer than 30 days (but not more than 60 days) prior to the Redemption Date. On or prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the aggregate Redemption Price of all Debentures called for redemption will be irrevocably deposited with the Trustee (as Paying Agent) other than any Final Period Distribution payable after the Redemption Date. Any portion of any Final Period Distribution included in the Redemption Price that consists of Publicly Traded Common Equity Securities shall be payable by delivery of cash in an amount equal to the Current Market Price of such securities. The valuation period for such Current Market Price shall be the 30 Trading Days commencing on the Trading Day next following the date on which the relevant distribution is made by the relevant Reference Company.

(d)Once a Notice of Redemption has been provided and funds sufficient to pay the Redemption Price for all of the Debentures called for redemption on such Redemption Date are deposited with the Trustee (as Paying Agent), then immediately after the Redemption Date, such Debentures shall cease to be outstanding, interest on such Debentures shall cease to accrue and all rights of the Holders of the Debentures called for redemption will cease, except for the right of such Holders to receive the Redemption Price (but, subject to Section 11.16(e), without interest on such Redemption Price).

(e)If the Company improperly withholds or refuses to pay the applicable Redemption Price for the Debentures on a Redemption Date, interest on the Debentures called for redemption shall continue to accrue at an annual rate of 3.125% of the Original Principal Amount thereof from the original Redemption Date to the actual date of payment, and such actual date of payment shall be deemed to be the Redemption Date for purposes of calculating the Redemption Price, provided, however, that the amount of the Final Period Distribution shall be determined as of the originally scheduled Redemption Date.

Section 11.17Election to Redeem; Notice to Trustee. The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debentures or all of the Debentures, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed.

Section 11.18Selection by Trustee of Debentures to be Redeemed. If less than all of the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Debentures not previously called for redemption, on a pro rata basis to the extent practicable or by lot or by such other similar method in accordance with the procedures of the Depositary and which method may provide for the selection for redemption of portions of the principal amount of Debentures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Debenture not redeemed to less than a minimum denomination of Original Principal Amount of $1,000.

The Trustee shall promptly notify the Company and the Debenture Registrar (if other than itself) in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal of such Debentures which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Debentures, if any Debenture selected for partial redemption is exchanged in part before termination of the exchange rights with respect to the portion of the Debenture so selected, the exchanged portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been exchanged during a selection of Debentures to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 11.19Notice of Redemption. A Notice of Redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of Debentures to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Debentures designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Debentures or portion thereof. Until and including the date that is 10 days prior to the Redemption Date, the Company may revoke, in whole, but not in part, any Notice of Redemption (other than a Notice of Redemption relating to a Change in Control Redemption, which such Notice of Redemption may be rescinded in accordance with the provisions of Section 11.12(b)).

Any notice that is mailed to the Holder of any Debentures in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All Notices of Redemption shall state:

1)	the Redemption Date;
2)	the Redemption Price;
3)	if less than all outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Debenture or Debentures to be redeemed;
4)

in case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state that on and after the Redemption Date, upon surrender of such Debenture, the Holder of such Debenture will receive, without charge, a new Debenture or Debentures of authorized denominations for the principal amount thereof remaining unredeemed;

5)

that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Debenture or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date;

6)	the place or places where such Debentures are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Distributions pertaining thereto;
7)

the number of Reference Shares attributable to a Debenture, the date or dates on which the right to exchange the principal of the Debentures to be redeemed will commence or terminate and the place or places where such Debentures may be surrendered for exchange;

8)	if the Notice of Redemption relates to a Change in Control Redemption, the applicable “Effective Date” and “Stock Price” and the number of additional

Reference Shares that will be deliverable upon an exchange of Debentures in connection with such Change in Control Redemption; and

9)	the CUSIP number of such Debentures (if any).

Notice of Redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Article XII
PURCHASE OF DEBENTURES

Section 12.01Purchase of Debentures at Option of Holders on the Purchase Date.

(a)Debentures shall be purchased by the Company on April 6, 2026 (the “Purchase Date”), for a purchase price per Debenture equal to the sum of (1) the Adjusted Principal Amount of the Debenture, (2) any accrued and unpaid interest on such Debenture to, but excluding, the Purchase Date and (3) subject to Section 13.03, any Final Period Distribution on such Debenture (the “Put Purchase Price”), at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent, by the Holder, of a written notice of purchase in the form of Exhibit C hereto (a “Purchase Notice”), which shall be irrevocable, at any time from the opening of business on the date that is 30 Scheduled Trading Days prior to the Purchase Date until the close of business on the second Scheduled Trading Day prior to the Purchase Date stating:

(A)the certificate numbers of the Holder’s Debentures to be delivered for purchase (if the Debentures are in certificated form);

(B)the percentage of the Original Principal Amount of the Debentures that the Holder will deliver to be purchased, which must be in minimum denominations of $1,000 Original Principal Amount and integral multiples of $1,000 in excess thereof; and

(C)that the Debentures are to be purchased by the Company pursuant to the applicable provisions of the Debentures and this Indenture; and

(ii)delivery of such Debentures to the Paying Agent at any time following delivery by the Holder of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Put Purchase Price therefor; provided, however, that such Put Purchase Price shall be so paid pursuant to this Article XII only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Article XII and at the election of the Holder, a portion of a Debenture if the Original Principal Amount of such portion is $1,000 or any integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of a Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Article XII shall be consummated by the delivery of the Put Purchase Price to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debentures to be purchased.

Notwithstanding the foregoing, if the Debentures are evidenced by a Global Debenture, the Purchase Notice and the method of delivery of the Debentures to be purchased may instead be in such form and pursuant to such method as may be permitted under the rules and regulations of the Depositary.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice.

(b)Subject to the provisions of Section 13.04, the Put Purchase Price of the Debentures to be purchased pursuant to Section 12.01(a) may be paid for, at the election of the Company, in cash or Reference Shares or in any combination of Reference Shares and cash; provided, however, that the Company’s ability to deliver Reference Shares is subject to the condition that the Current Market Price of the Reference Shares (as determined in Section 12.01(d)) on the date of delivery equals or exceeds $415.71 (per share as adjusted for stock splits and combinations and similar events). For any repurchase pursuant to this Section 12.01, the Company shall designate, in the Put Notice delivered pursuant to Section 12.01(e), whether the Company will purchase the Debentures for cash or Reference Shares or, if a combination thereof, the percentages or amount of the Put Purchase Price of the Debentures in respect of which the Company will pay cash or Reference Shares; provided that the Company will pay cash for fractional interests in Reference Shares. All Holders whose Debentures are purchased on the Purchase Date pursuant to this Section 12.01 shall receive the same percentage of cash or Reference Shares paid by the Company on the Purchase Date in payment of the Put Purchase Price for such Debentures, except with regard to the payment of cash in lieu of fractional interests in Reference Shares. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Put Notice to Holders.

(c)[Reserved].

(d)If the Company shall elect in accordance with the provisions of this Section 12.01 to pay all or any portion of the Put Purchase Price in Reference Shares, the number of Reference Shares to be delivered per Debenture in lieu of cash shall equal the number obtained by dividing the Put Purchase Price per Debenture or such specified portion thereof to be paid in Reference Shares, as the case may be, by the Current Market Price of the Reference Shares. For this purpose, the Current Market Price of any Reference Share shall be calculated by the Company using the 20 Trading Day period commencing on the 23rd Scheduled Trading Day preceding the Purchase Date as the valuation period.

(e)The Company shall cause a notice (the “Put Notice”) to be sent to the Holders at their addresses as shall appear in the Register (and to beneficial owners of the Debentures as required by applicable law) not less than 30 Scheduled Trading Days prior to the Purchase Date. Each Put Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i)the Put Purchase Price per Debenture;

(ii)the name and address of the Paying Agent;

(iii)that Debentures must be surrendered to the Paying Agent to collect payment of the Put Purchase Price;

(iv)whether the Company will pay the Put Purchase Price of the Debentures in cash or Reference Shares or in a combination thereof and if, applicable, the dollar amount or percentage of the Put Purchase Price of the Debentures in respect of which the Company will pay cash or Reference Shares; and shall further state that the Company will pay cash for fractional interests in Reference Shares;

(v)that the Put Purchase Price for any Debenture as to which a Purchase Notice has been given, will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture;

(vi)the procedures the Holder must follow to exercise rights under this Section 12.01 and a brief description of those rights;

(vii)that the tender of a Purchase Notice to the Company shall be irrevocable; and

(viii)that, unless the Company defaults in making payment of such Put Purchase Price, Debentures surrendered for purchase will cease to accrue interest on and after the Purchase Date.

(f)If the Company does not specify whether it will pay the Put Purchase Price of the Debentures delivered to it for purchase pursuant to this Section 12.01 in cash or Reference Shares or in a combination thereof on or prior to the 30th Scheduled Trading Day prior to the Purchase Date, the Company will be deemed to have elected to pay the Put Purchase Price solely in cash.

(g)Prior to 10:00 a.m. New York City time on the Purchase Date, the Company shall deposit with the Paying Agent cash or Reference Shares or a combination thereof, as applicable, sufficient to pay the aggregate Put Purchase Price of all Debentures to be purchased on the Purchase Date pursuant to this Section 12.01, provided that the Company shall act as its own Paying Agent to the extent that the Reference Shares are in certificated form. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Reference Shares, through the Paying Agent, a certificate (or other evidence of ownership) for the number of full shares of Reference Shares, as the case may be, issuable in payment of the Put Purchase Price. The Person in whose name the certificate (or other evidence of ownership) for Reference Shares is registered shall be treated as a holder of record of such Reference Shares on the Business Day following the Purchase Date. If the Paying Agent holds cash or Reference Shares or a combination thereof, as applicable, sufficient to pay the Put Purchase Price of the Debentures on the Purchase Date, then, immediately after the Purchase Date, the Debentures shall cease to be outstanding and interest on such Debentures shall cease to accrue, whether or not such Debentures are delivered to the Paying Agent. After the Debentures cease to be outstanding, all other rights of the Holders of such Debentures shall terminate, other than the right to receive the Put Purchase Price upon delivery of the Debentures.

(h)There shall be no purchase of any Debentures pursuant to Section 12.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Put Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Debentures held by it during the continuance of an Event of Default (other than a default in the payment of the Put Purchase Price) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have never been given.

(i)In connection with any offer to purchase or purchase of Debentures under Article XII (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other then applicable tender offer rules and otherwise, if required, comply with all federal and state securities laws so as to permit the rights and obligations under Article XII to be exercised in the time and in the manner specified in Article XII.

(j)If the Company notifies the holders that it will satisfy any portion of the Put Purchase Price by delivery of Reference Shares and shall later determine that it will be unable to deliver such shares in compliance with the terms of the Debentures, the Company shall promptly notify such holders of such determination and, in lieu thereof, deliver cash on the Purchase Date.

Section 12.02Purchase of Debentures at Option of Holders on the Fundamental Change Repurchase Date. If a Fundamental Change occurs at any time prior to April 6, 2026 with respect to a Significant Reference Company, Holders shall have the right, at their option, to require the Company to purchase all of their Debentures, or any portion of the principal thereof that is equal to $1,000 Original Principal Amount or an integral multiple of $1,000 in excess thereof. The “Fundamental Change Repurchase Date” will be a date specified by the Company that is not less than 30 nor more than 35 Scheduled Trading Days following the date on which the Company shall provide a Fundamental Change Notice as set forth below.

The price at which the Company shall be required to purchase the Debentures (the “Fundamental Change Repurchase Price”) shall, with respect to each Debenture, be equal to the sum of (1) the Adjusted Principal Amount of the Debenture, (2) any accrued and unpaid interest on such Debenture to, but excluding, the Fundamental Change Repurchase Date, and (3) subject to Section 13.03, any Final Period Distribution on such Debenture; provided, however, if the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date for the Debentures, all accrued but unpaid interest on, and any Additional Distributions as a result of a Reference Share Distribution that is a Regular Cash Dividend payable pursuant to Section 2.06(b) with respect to, the Debentures on such Interest Payment Date shall be paid to the holders of the Debentures as of the close of business on the immediately preceding Interest Record Date on the related Interest payment rather than as part of the Fundamental Change Repurchase Price.

In connection with a purchase upon a Fundamental Change, the Company shall pay the Fundamental Change Repurchase Price, at its election, through delivery of Reference Shares or in cash, or a combination of Reference Shares and cash, having a value equal to the Fundamental Change Repurchase Price. The Company shall not deliver Reference Shares in payment, in whole or in part, of the Fundamental Change Repurchase Price unless the Current Market Price of the Reference Shares (as determined in this paragraph below) equals or exceeds $415.71 (per share, as adjusted for stock splits and combinations and similar events). In addition, the Company shall not deliver Reference Shares in payment, in whole or in part, of the Fundamental Change Repurchase Price unless the provisions of Section 13.04 are satisfied. On the Fundamental Change Repurchase Date, if so elected by the Company in the related Fundamental Change Notice, the Company may pay the entire Fundamental Change Repurchase Price or portion thereof designated in the Fundamental Change Notice provided pursuant to this Section 12.02 through the delivery of Reference Shares. The number of Reference Shares that the Company shall deliver in lieu of cash shall equal the number obtained by dividing the Fundamental Change Repurchase Price or such specified percentage thereof, as the case may be, by the Current Market Price of a Reference Share. For this purpose, the Current Market Price of any Reference Share shall be calculated by the Company using the 20 Trading Day period commencing on the 23rd Scheduled Trading Day preceding the Fundamental Change Repurchase Date as the valuation period.

On or before the 10th day after the occurrence of a Fundamental Change with respect to a Significant Reference Company, the Company shall send to all Holders (with a copy to the Trustee), at their addresses as shall appear in the Debenture Register (and to beneficial owners of the Debentures as required by applicable law), a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (a “Fundamental Change Notice”). Such notice shall state, among other things (including those items specified in Section 12.01(e) with respect to a Put Notice that would be applicable with respect to the Company’s repurchase of the Debentures upon the occurrence of a Fundamental Change):

(a)the events causing the Fundamental Change;

(b)the effective date of the Fundamental Change;

(c)the last date on which a Holder may exercise the repurchase right;

(d)the Fundamental Change Repurchase Price;

(e)the Fundamental Change Repurchase Date;

(f)whether the Company will pay the Fundamental Change Repurchase Price, in whole or in part, in Reference Shares;

(g)if applicable, the Reference Shares attributable to a Debenture and any adjustments to the number of such Reference Shares; and

(h)the procedures that Holders must follow to require the Company to repurchase their Debentures.

To exercise the repurchase right pursuant to this Section 12.02, the Holder must follow the procedures set forth in Section 12.01 with respect to the repurchase of Debentures on the Purchase Date as though the Fundamental Change Repurchase Date were the Purchase Date. The other provisions of Section 12.01 shall apply to the repurchase of Debentures in connection with a Fundamental Change as though such repurchase were pursuant to Section 12.01, to the extent not inconsistent with this Section 12.02.

Article XIII
MISCELLANEOUS PROVISIONS

Section 13.01Special Provisions Relating to Payment in Reference Shares.

(a)The Company will not deliver a fractional Reference Share. Instead, the Company will pay cash in lieu of such fractional share interest in an amount determined as follows.

(i)In the case of delivery by the Company of solely Reference Shares in satisfaction of its exchange obligation, the cash amount payable for the applicable fraction of a Reference Share shall be determined by multiplying such fraction by the Closing Price of such Reference Share on the Trading Day immediately preceding the applicable Exchange Date and rounding the product to the nearest whole cent.

(ii)In the case of delivery by the Company of a combination of cash and Reference Shares in satisfaction of its exchange obligation or in connection with the payment of Liquidated Damages, in whole or in part, the cash amount payable for the applicable fraction of a Reference Share shall be determined by multiplying such fraction by the Current Market Price of the Reference Shares determined for purposes of calculating the number of such shares to be delivered in respect of such exchange and rounding the product to the nearest whole cent.

(iii)In the case of delivery of any Reference Shares upon purchase of the Debentures pursuant to Article XII, the cash amount payable for the applicable fraction of a Reference Share shall be determined by multiplying such fraction by the Current Market Price of such Reference Share used for purposes of calculating the number of such Reference Shares to be so delivered in respect of the applicable payment by the Company for such Debentures, and rounding the product to the nearest whole cent.

If a Holder tenders more than one Debenture for exchange or purchase pursuant to Article XI or Article XII, respectively, and the Company determines to deliver Reference Shares in satisfaction of its exchange or purchase obligation (in whole or in part), the number of Reference Shares to be delivered (and cash in lieu of any fractional share interest) shall be based on the aggregate number of Debentures so tendered by such Holder.

(b)Prior to the time the Company delivers Reference Shares in satisfaction, in whole or in part, of its exchange or purchase obligation hereunder, the Company shall deliver to the Trustee an Officer’s Certificate certifying that such delivery complies with the requirements of Section 13.04.

Section 13.02Delivery of Reference Shares.

(a)The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Reference Shares; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in delivery of such property to a name other than that in which the Debentures were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(b)The Company hereby warrants that upon delivery of any Reference Shares pursuant to this Indenture, the Holder of a Debenture shall receive all rights held by the Company in the securities to be delivered, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances which may have been placed thereon by the prior owner thereof prior to the time acquired by the Company.

Section 13.03Final Period Distribution Payment.

(a)A Final Period Distribution shall be made if, as of the Stated Maturity of the Debentures, the Purchase Date, the Redemption Date, the Fundamental Change Repurchase Date or the Change in Control Redemption Date, as applicable, (i) a Regular Cash Dividend or, subject to Section 13.03(c), an Extraordinary Distribution has been declared on any of the Reference Shares attributable to a Debenture, (ii) the ex-dividend date for that Regular Cash Distribution or Extraordinary Distribution has occurred and (iii) the holders of such Reference Shares have not yet received the Regular Cash Dividend or Extraordinary Distribution.

(b)In the case of a Regular Cash Dividend that has been declared on Reference Shares of the relevant Reference Company attributable to a Debenture as of the Stated Maturity of the Debentures, the Purchase Date, the Redemption Date, the Fundamental Change Repurchase Date or the Change in Control Redemption Date, as applicable, but not yet paid, the Final Period Distribution for each Debenture will be equal to the amount of the Regular Cash Dividend that is payable to a holder of the number of Reference Shares of such Reference Company attributable to a Debenture. The amount of the Final Period Distribution described in the preceding sentence shall be paid by the Company within five Business Days of the payment of the Regular Cash Dividend by the applicable Reference Company.

(c)In the case of an Extraordinary Distribution that has been declared on Reference Shares as of the Stated Maturity of the Debentures, the Purchase Date or the Redemption Date, as applicable, but not yet paid or made, the amount of the Final Period Distribution will be determined in the same manner as that for an Additional Distribution that would have been attributable to that Extraordinary Distribution, except that any portion of such Extraordinary Distribution which consists of Publicly Traded Common Equity Securities will be payable by delivery of cash by the Company in an amount equal to the Current Market Price of those securities. The valuation period for purposes of determining such Current Market Price shall be the 30 Trading Days commencing on the Trading Day next following the date on which the relevant Extraordinary Distribution is made by the relevant Reference Company The Company shall deduct from the Adjusted Principal Amount of the Debenture, as of the Stated Maturity of the Debentures, the Purchase Date or the Redemption Date, as applicable, any Final Period Distribution that is attributable to an Extraordinary Distribution as to which such Final Period Distribution is paid; provided, in no event will the Adjusted Principal Amount be adjusted to less than $0.00; and provided further, that no such Final Period Distribution shall be paid once the Adjusted Principal Amount is reduced to $0.00. The Company shall pay any Final Period Distribution that is attributable to an Extraordinary Distribution on the 5th Trading Day after the payment of that Extraordinary Distribution by the relevant Reference Company or, if later, the third Trading Day after the amount of such Final Period Distribution (including the Current Market Price of any Publicly Traded Common Equity Securities) is determined. The Company shall give notice regarding such payment to the Trustee in accordance with the provisions of Section 2.06(d).

(d)In the event that the applicable Reference Company fails to make the Extraordinary Distribution referred to in subsection (c) above at the time or in the amount expected, the Company may pursue any claim it has against such Reference Company, whether as a security holder or otherwise, on behalf of the Holders. The reasonable costs incurred by the Company in pursuing such claims may be deducted from the amount of any Final Period Distribution paid to Holders of Debentures pursuant to this Section 13.03.

Section 13.04Certain Provisions Relating to the Delivery of Restricted Reference Shares Upon Exchange or Purchase of the Debentures; Liquidated Damages.

The provisions of Section 11.05 shall in all cases be applicable to any delivery of Reference Shares upon exchange or purchase of the Debentures.

(a)Subject to Section 13.04(b), the Company may deliver Restricted Reference Shares of a Reference Company upon exchange or purchase of Debentures only if: (1) the Company has in place at the time of delivery of such Restricted Reference Shares a Registration Rights Agreement with such Reference Company, and (2) the Restricted Reference Shares Conditions are met.

(b)If the Company delivers Restricted Reference Shares upon exchange or purchase of a Debenture and a Resale Prospectus is not provided to the recipients of such Restricted Reference Shares within 20 Business Days of the date on which the Company so delivers such Restricted Reference Shares, or if a Resale Prospectus is provided but does not remain continuously available for use for a period of at least 30 days (in each case subject to and as extended by Permitted Blackout Periods lasting no more than 30 consecutive days) (a “Registration Default”), the Company shall pay liquidated damages (“Liquidated Damages”) to Eligible Holders in the form of additional Reference Shares (which may be Restricted Reference Shares) or cash or a combination thereof in an amount equal to the value of five percent of the number of Restricted Reference Shares initially delivered to such Eligible Holder upon exchange or purchase of its Debentures and that have not been sold pursuant to a Resale Prospectus at the time of the Registration Default. The Company may deliver Restricted Reference Shares in payment of

Liquidated Damages without compliance with Section 4.04(a). The Company will not deliver fractional shares as payment of Liquidated Damages.

(c)The Company may pay Liquidated Damages, at its election, in cash (using the applicable Current Market Price for the applicable Reference Shares) or a combination of cash and Restricted Reference Shares. The valuation period for purposes of the Current Market Price and determining the amount of cash or additional Reference Shares to be delivered to Eligible Holders following a Registration Default will consist of the 10 Trading Days commencing on the fourth Trading Day following the date on which the related Registration Default first occurred. The Company shall provide notice to Eligible Holders no later than the second Scheduled Trading Day following the relevant date on which the Registration Default first occurred as to whether it will deliver cash in lieu of all or a portion of the additional Reference Shares. If the Company does not provide such notice on a timely basis, the Company will be deemed to have elected to deliver cash in lieu of all additional Reference Shares.

(d)Liquidated Damages shall be payable solely to Eligible Holders. The Company shall deliver a notice of a Registration Default to Eligible Holders promptly after the occurrence of a Registration Default.

(e)If the Restricted Reference Shares attributable to the Debentures are composed of Restricted Reference Shares of more than one Reference Company, following a Registration Default, Liquidated Damages shall be calculated and payable only in respect of the unsold Restricted Reference Shares which are the subject of such Registration Default.

(f)The delivery by the Company of additional Restricted Reference Shares, cash or a combination thereof to Eligible Holders following a Registration Default as described in this Section 13.04 shall be considered liquidated damages and shall be the sole and exclusive remedy available to such Eligible Holders due to a Registration Default. Upon payment by the Company of Liquidated Damages as described in this Section 13.04, the Company shall be relieved of any obligation relating to the registration of the Restricted Reference Shares as to which such Liquidated Damages were paid and the holders of such Restricted Reference Shares shall have no further rights to cause the Restricted Reference Shares to be registered for resale under a Registration Rights Agreement between the Company and the applicable Reference Company.

Section 13.05Calculation of Tax Original Issue Discount. The Company agrees, and each Holder and any beneficial owner of a Debenture by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Debentures as debt instruments that are subject to U.S. Treasury Regulation Section 1.1275-4(b). For United States federal income tax purposes, the Company agrees, and each Holder and any beneficial owner of a Debenture by its purchase thereof shall be deemed to agree, to treat the fair market value of any Reference Shares (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Reference Shares, received upon an exchange of a Debenture or upon a purchase of a Debenture at the Holder’s option as a payment on the Debenture for purposes of U.S. Treasury Regulation Section 1.1275-4(b) and to accrue interest with respect to outstanding Debentures as original issue discount for United States federal income tax purposes (i.e., Tax Original Issue Discount) according to the “noncontingent bond method,” set forth in Section 1.1275-4(b) of the U.S. Treasury Regulations, using the comparable yield set forth in Exhibit A to this Indenture compounded quarterly and the projected payment schedule set forth in Exhibit A to this Indenture.

The Company acknowledges and agrees, and each Holder and any beneficial owner of a Debenture by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the yield the Company would pay, as of the issue date, on a fixed-rate debt security with no exchange right or other contingent payments but with terms and conditions otherwise comparable to those of the Debentures, (ii) the schedule of projected payments is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Debentures for United States federal income tax purposes and (iii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the actual amounts payable on the Debentures or the actual yield on the Debentures.

Section 13.06Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 13.07Official Acts by Successor Corporation. Any act or proceeding authorized or required to be done or performed pursuant to any provision of this Indenture by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.

Section 13.08Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, with copies (which shall not constitute notice) to: Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Chief Legal Officer, O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York 10036, Attention: Jeeho Lee and Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, Attention: Robert Wann. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to the following e-mail address: Christopher.grell@usbank.com.

The Trustee, by notice to the Company (including by electronic transmission), may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Debenture Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Debenture, where this Indenture or any Debenture provides for notice of any event to a holder of a beneficial interest in a Global

Debenture (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Debenture (or its designee), pursuant to customary procedures of such Depositary.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.09Governing Law. THIS INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.

Section 13.10Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)a statement that the person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.11Legal Holidays. If the date specified herein for the taking of any action (including any payment, distribution or giving of notice) is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest or other amount shall accrue for the period from and after such specified date.

Section 13.12No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.13Benefits of Indenture. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Debenture Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.14Table of Contents, Headings, Etc.. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Section 2.07, Section 2.10, Section 2.11, Section 2.12, Section 6.12, Section 8.04 and Section 9.02 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 13.15, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 13.15, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such holders appear on the Debenture Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 6.02, Section 6.03, Section 6.04, Section 7.03 and this Section 13.15 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 13.15, the Debentures may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Debentures described in the within-named Indenture.

By: ____________________
Authorized Officer

Section 13.16Execution in Counterparts. This Indenture and each Debenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Indenture, each Debenture, Officer Certificate and any other notice, instruction or direction shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (a) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law (collectively, “Signature Law”); (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of certificates when required under any Signature Law due to the character or intended character of the writings.

Section 13.17Severability. In the event any provision of this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 13.18Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBENTURES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.19Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.20Calculations. Except as otherwise provided herein, the Company will be responsible for monitoring and making all calculations called for under this Indenture and the Debentures. The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and the Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder.

Whenever any provision of this Indenture or the Debentures requires the Company to calculate the Current Market Price or Closing Price of the Reference Shares or any other security over a period of multiple Trading Days (including during any period over which amounts owing upon exchange or upon repayment or redemption are to be determined), the Board of Directors shall make such adjustments as it determines to be necessary or appropriate to account for any changes in the Reference Shares or other security that occur at any time during such period to avoid unjust or inequitable results.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

LIBERTY BROADBAND CORPORATION

By:	/s/ Ben Oren
Name:	Ben Oren
Title:	Executive Vice President and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christopher J. Grell
Name:	Christopher J. Grell
Title:	Vice President

[Exchangeable Debentures Indenture]

EXHIBIT A

[FORM OF FACE OF DEBENTURE]

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS DEBENTURE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS DEBENTURE IS FEBRUARY 28, 2023. IN ADDITION, THIS DEBENTURE IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH DEBENTURE IS $1,000 AND THE COMPARABLE YIELD IS 7.25%, COMPOUNDED QUARTERLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES). MOREOVER, THE PROJECTED PAYMENT SCHEDULE WITH RESPECT TO EACH DEBENTURE CONSISTS OF (A) A PAYMENT OF STATED INTEREST EQUAL TO $10.4167 ON JUNE 30, 2023, (B) PAYMENTS OF STATED INTEREST EQUAL TO $7.8125 ON ALL SUBSEQUENT QUARTERLY INTEREST PAYMENT DATES (EXCLUDING THE MATURITY DATE), AND (C) A PAYMENT OF STATED INTEREST EQUAL TO $7.8125 AND A PROJECTED CONTINGENT PAYMENT EQUAL TO $5,371.7253 ON THE MATURITY DATE.

LIBERTY BROADBAND CORPORATION (THE “COMPANY”) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS DEBENTURE EACH HOLDER OF THIS DEBENTURE WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS DEBENTURE AS A DEBT INSTRUMENT THAT IS SUBJECT TO U.S. TREAS. REG. SEC. 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TO TREAT THE FAIR MARKET VALUE OF ANY REFERENCE SHARES (TOGETHER WITH ANY CASH PAYMENT IN LIEU OF FRACTIONAL SHARES) OR CASH, OR A COMBINATION OF CASH AND REFERENCE SHARES, RECEIVED UPON AN EXCHANGE OF THIS DEBENTURE OR UPON A PURCHASE OF THIS DEBENTURE AT THE HOLDER’S OPTION AS A PAYMENT ON THE DEBENTURE FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE DEBENTURE AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD,” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS DEBENTURE.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED

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INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THE SECURITY IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE.

THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF THE INDENTURE, (2) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.10 OF THE INDENTURE, (3) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (4) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT TO A CUSTODIAN OR A NOMINEE OF SUCH CUSTODIAN, BY A CUSTODIAN OR A NOMINEE OF SUCH CUSTODIAN TO A DEPOSITARY, OR BY SUCH CUSTODIAN OR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR CUSTODIAN OR A NOMINEE THEREOF. ACCORDINGLY UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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LIBERTY BROADBAND CORPORATION

3.125% Exchangeable Senior Debentures due 2053

No. $

CUSIP No.

This Debenture is one of a duly authorized issue of securities, designated the 3.125% Exchangeable Senior Debentures due 2053 (the “Debentures”), of Liberty Broadband Corporation, a Delaware corporation (the “Company”, which term includes any successor entity under the Indenture referred to below), issued under an Indenture between the Company and U.S. Bank Trust Company, National Association, a national banking association (the “Trustee”), dated as of February 28, 2023 (as such may be amended or supplemented from time to time, the “Indenture”), establishing the terms of the Debentures. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The Debentures are initially limited (subject to exceptions provided in the Indenture) to the aggregate Original Principal Amount specified in the Indenture.

The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount provided in Section 2.04 of the Indenture (such amount being referred to herein as the “Maturity Repayment Amount”) on March 31, 2053 (the “Maturity Date”), and to pay interest on the Original Principal Amount of this Debenture from February 28, 2023, or from the most recent date to which interest has been paid or provided for, quarterly on March 31, June 30, September 30 and December 31 in each year (each, an “Interest Payment Date”), commencing June 30, 2023, at the rate of 3.125% of the Original Principal Amount hereof per annum, until the Maturity Repayment Amount is paid or made available for payment. Interest on this Debenture shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Interest Record Date for such interest, which shall be the 15th day of the month (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered holder hereof on the relevant Interest Record Date by virtue of having been such holder, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the holders of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

The Company shall distribute, or cause to be distributed, Additional Distributions to holders in accordance with Section 2.06 of the Indenture.

Payment of the Maturity Repayment Amount, any Additional Distributions and the interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment to DTC or any successor Depositary will be made by wire transfer to the account designated by DTC or such successor Depositary in writing; and provided, further, that, if DTC or its nominee or any successor

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Depositary or the nominee of such successor Depositary is not the holder of this Debenture, payment of any Additional Interest and interest due on this Debenture on any Interest Payment Date, other than the Maturity Date, will be made to the Person entitled thereto by wire transfer of immediately available funds, or if appropriate wire transfer instructions are not received by the Trustee at least 15 calendar days prior to the applicable Interest Payment Date, by check mailed to the address of such Person, as such address shall appear in the Debenture Register.

The Debentures are exchangeable at the option of the holders thereof on the terms set forth in Article XI of the Indenture.

The Debentures are subject to purchase by the Company at the option of the holders thereof on the terms set forth in Article XII of the Indenture. The Debentures are subject to redemption at the option of the Company on the terms set forth in Article XI of the Indenture.

If an Event of Default (as defined in the Indenture) with respect to the Debentures shall occur and be continuing, the principal of the Debentures (being the Original Principal Amount or the Adjusted Principal Amount, as the case may be) may be declared due and payable in the manner and with the effect provided in the Indenture.

The Company agrees, and each holder and any beneficial owner of a Debenture by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of any Reference Shares (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Reference Shares, received upon an exchange of a Debenture or upon a purchase of a Debenture at the holder’s option as a payment on the Debenture for purposes of U.S. Treasury Regulation Section 1.1275-4(b).

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debentures at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate Original Principal Amount of the Debentures at the time outstanding. The Indenture also contains provisions permitting the holders of specified percentages in aggregate Original Principal Amount of the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or events of default under the Indenture and their consequences. Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such Debentures.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the Maturity Repayment Amount, the Put Purchase Price, the Change in Control Redemption Price, the Fundamental Change Repurchase Price, the Redemption Price, the amounts due upon exchange, Additional Distributions, Liquidated Damages and interest on this Debenture, at the times, place and rate, and in the coin or currency or other form of consideration, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and in this Debenture, the transfer of this Debenture may be registered on the Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the Maturity Repayment Amount, Additional Distributions, Liquidated Damages, amounts due on exchange, Put Purchase Price, the Change in Control Redemption Price, the Fundamental

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Change Repurchase Price, Redemption Price and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of like tenor, of authorized denominations and for the same aggregate Original Principal Amount, will be issued to the designated transferee or transferees.

The Debentures are issuable only in registered form without coupons in the denominations specified in the Indenture establishing the terms of the Debentures, all as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture and in this Debenture, the Debentures are exchangeable for a like aggregate Original Principal Amount of Debentures in different authorized denominations, as requested by the holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

LIBERTY BROADBAND CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Debentures described in the within-named Indenture.

By:
Authorized Officer

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)
TEN ENT -as tenants by the entireties
_______________________ (Minor)
JT TEN -as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used
though not in the above list.

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SCHEDULE OF INCREASES AND DECREASES IN GLOBAL DEBENTURE*

LIBERTY BROADBAND CORPORATION
3.125% Exchangeable Senior Debentures due 2053

The initial Original Principal Amount of this Global Debenture is $[]. The following increases or decreases in this Global Debenture have been made:

Date	Amount of decrease in Original Principal Amount of this Global Debenture	Amount of increase in Original Principal Amount of this Global Debenture	Adjusted Principal Amount of this Global Debenture following such decrease or increase	Signature of authorized signatory of Trustee or Custodian
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________

* For Global Debentures only

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[CERTIFICATE OF TRANSFER]

To transfer or assign this Debenture, fill in the form below:

I or we transfer and assign this Debenture to

__________________________________________________________
(Insert assignee’s tax I.D. number)

__________________________________________________________
__________________________________________________________
__________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

This Security is being transferred:

□to the Company

□	pursuant to a registration statement that has been declared effective under the Securities Act
□	to a qualified institutional buyer in reliance upon Rule 144A

Dated:____________________Your signature: _____________________________

EXHIBIT B

FORM OF NOTICE OF EXCHANGE

U.S. Bank Trust Company, National Association, as Trustee and Exchange Agent
100 Wall Street
New York, New York 10005
Attn: Corporate Trust Department, Christopher J. Grell, Vice President

Re: 3.125% Exchangeable Senior Debentures due 2053 (the “Debentures”)

Ladies and Gentlemen:

The undersigned holder of Debentures hereby gives notice of its intention to exchange $_______________ aggregate Original Principal Amount of Debentures.

If Reference Shares are to be delivered as part of this exchange, they should be delivered to:

__________________________________________________________
__________________________________________________________
__________________________________________________________
(Print or type name, address and zip code)

If cash is to be paid as part of this exchange, it should be sent to:

__________________________________________________________
__________________________________________________________
__________________________________________________________
(Print or type name, address and zip code)

Any communication to the holder in connection with this exchange should be directed to:

__________________________________________________________
__________________________________________________________
__________________________________________________________
(Print or type name, address and zip code)

In the case of certificated Debentures, the certificate numbers of the Debentures to be exchanged are as set forth below:

__________________________________________________________
__________________________________________________________

Dated:

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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Very truly yours,

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15, if Debentures are to be delivered other than to and in the name of the registered holder.

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EXHIBIT C

FORM OF PURCHASE NOTICE

U.S. Bank Trust Company, National Association, as Trustee
100 Wall Street
New York, New York 10005
Attn: Corporate Trust Department, Christopher J. Grell, Vice President

Re: 3.125% Exchangeable Senior Debentures due 2053 (the “Debentures”)

Ladies and Gentlemen:

The undersigned registered holder of Debentures hereby acknowledges receipt of a Put Notice from Liberty Broadband Corporation (the “Company”) and specifying the Purchase Date and Put Purchase Price.

The undersigned holder of Debentures hereby gives notice of its irrevocable election to require the Company to purchase $_______ aggregate Original Principal Amount of the undersigned’s Debentures. The undersigned Holder is delivering herewith or will later deliver at the offices of the Paying Agent such Debentures (together with all necessary endorsements). The undersigned Holder acknowledges and agrees that delivery of the Debentures is a condition to receipt by the Holder of the Put Purchase Price.

If Reference Shares are to be delivered in satisfaction of all or a portion of the Put Purchase Price, they should be delivered to:

__________________________________________________________
__________________________________________________________
(Print or type name, address and zip code)

If cash is to be paid in satisfaction of all or a portion of the Put Purchase Price, it should be sent to:

__________________________________________________________
__________________________________________________________
(Print or type name, address and zip code)

Any communication to the Holder in connection with this Purchase Notice should be directed to:

__________________________________________________________
__________________________________________________________
__________________________________________________________
(Print or type name, address and zip code)

In the case of certificated Debentures, the certificate numbers of the Debentures to be delivered for purchase are as set forth below:

__________________________________________________________
__________________________________________________________

[REMAINDER OF PAGE INTENTIONALLY BLANK]

C-1

Dated:

Very truly yours,

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be purchased (if less than all):

$____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture(s) in every particular without alteration or enlargement or any change whatever.

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